UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
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☐	Soliciting Material under §240.14a-12
Park National Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARK NATIONAL CORPORATION
50 North Third Street
Post Office Box 3500
Newark, Ohio 43058-3500
(740) 349-8451
www.parknationalcorp.com
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Monday, April 28, 2014
Dear Fellow Shareholders:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Park National Corporation (“Park”) will be held at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio 43055, on Monday, April 28, 2014, at 2:00 p.m., Eastern Daylight Saving Time, for the following purposes:

1.	To elect four directors, each to serve for a term of three years to expire at the Annual Meeting of Shareholders to be held in 2017.

2.	To consider and vote upon a non-binding advisory resolution to approve the compensation of Park’s named executive officers.

3.	To consider and vote upon a proposal to ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm of Park for the fiscal year ending December 31, 2014.

4.	To transact any other business which properly comes before the Annual Meeting. Park’s Board of Directors is not aware of any other business to come before the Annual Meeting.
If you were a holder of record of common shares of Park at the close of business on February 28, 2014, you will be entitled to vote in person or by proxy at the Annual Meeting.
You are cordially invited to attend the Annual Meeting. Your vote is important, regardless of the number of common shares you own. Whether or not you plan to attend the Annual Meeting in person, it is important that your common shares be represented. Please complete, sign, date and return your proxy card in the postage-paid envelope provided as promptly as possible. Alternatively, refer to the instructions on the proxy card, or in the e-mail sent to you if you registered for electronic delivery of the proxy materials for the Annual Meeting, for details about transmitting your voting instructions electronically via the Internet or by telephone. Returning the proxy card or transmitting your voting instructions electronically does not deprive you of your right to attend the 2014 Annual Meeting and to vote your common shares in person in the manner described in the accompanying proxy statement.

By Order of the Board of Directors,

March 10, 2014	BRADY T. BURT Chief Financial Officer, Secretary and Treasurer

To obtain directions to attend the 2014 Annual Meeting and vote in person, please call Leda Rutledge at (740) 322-6828 or Lacie Priest at (740) 349-0428.

TABLE OF CONTENTS

GENERAL INFORMATION	1
Availability of Proxy Materials	1
Delivery of Proxy Materials to Multiple Shareholders Sharing the Same Address	1
VOTING INFORMATION	2
Who can vote at the Annual Meeting?	2
How do I vote?	2
How will my common shares be voted?	3
What if my common shares are held through the Park National Corporation Employees Stock Ownership Plan?	4
Can the proxy materials be accessed electronically?	4
How do I change or revoke my proxy?	4
If I vote in advance, can I still attend the Annual Meeting?	5
What constitutes a quorum and what is the vote required with respect to the proposals to be considered at the Annual Meeting?	5
Routine and Non-Routine Proposals	5
Vote Required with Respect to the Proposals	5
Who pays the cost of proxy solicitation?	6
NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS	6
DIVISIONS OF THE PARK NATIONAL BANK	7
ELECTION OF DIRECTORS (Proposal 1)	7
Nominees for Re-Election as Directors (Terms Expiring at 2017 Annual Meeting)	8
Recommendation and Vote Required	10
Continuing Directors	10
BENEFICIAL OWNERSHIP OF PARK COMMON SHARES	13
Section 16(a) Beneficial Ownership Reporting Compliance	17
CORPORATE GOVERNANCE	17
Code of Business Conduct and Ethics	17
Park Improvement Line/Online Reporting	17
Corporate Governance Guidelines	17
Independence of Directors	17
Risk Management Oversight	20
Nominating Procedures	20
Director Qualifications	20
Criteria Considered by Nominating Committee	21
Nominating Guidelines for Shareholders	22
Communications with the Board of Directors	23
Transactions with Related Persons	23
Policies and Procedures with Respect to Related Person Transactions	23
Transactions Involving Subordinated Notes	24
Banking Transactions	26
BOARD OF DIRECTORS STRUCTURE AND MEETINGS	27
Meetings of the Board of Directors and Attendance at Annual Meetings of Shareholders	27
Board Leadership	27
Committees of the Board	28
Audit Committee	28
Compensation Committee	30
Executive Committee	32
Investment Committee	33
Nominating Committee	33
Risk Committee	34
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	35

EXECUTIVE OFFICERS	35
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION (Proposal 2)	37
Recommendation and Vote Required	38
EXECUTIVE COMPENSATION	38
Compensation Discussion And Analysis	38
Executive Summary	38
Compensation Philosophy and Objectives	39
Process Used to Set Compensation for 2013	40
Factors Influencing Compensation in 2013	42
Elements of Compensation for 2013	43
Other Compensation Policies	47
2014 Compensation Decisions	48
Conclusion	50
Compensation Committee Report	50
Risk Analysis	51
Earnings Analysis	51
Summary Compensation Table	52
Grants of Plan-Based Awards	57
Outstanding Equity Awards at Fiscal Year-End	57
Exercises of Incentive Stock Options	57
Awards Granted Under the 2013 LTIP During 2014 Fiscal Year	57
Post-Employment Payments and Benefits	58
Pension and Supplemental Benefits	58
Potential Payouts upon Termination of Employment or Change in Control	61
Supplemental Executive Retirement Benefits	61
Other Potential Payouts	61
EQUITY COMPENSATION PLAN INFORMATION	63
DIRECTOR COMPENSATION	64
Annual Retainers and Meeting Fees	64
Annual Retainers Payable in Common Shares	64
Cash Compensation	65
Split-Dollar Life Insurance Policies	66
Change in Control Payments	67
Other Compensation	67
Director Compensation for 2013	68
RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 3)	69
Recommendation and Vote Required	70
AUDIT COMMITTEE MATTERS	70
Report of the Audit Committee for the Fiscal Year Ended December 31, 2013	70
Role of the Audit Committee, Independent Registered Public Accounting Firm and Management	70
Management’s Representations and Audit Committee Recommendation	72
Pre-Approval of Services Performed by Independent Registered Public Accounting Firm	72
Fees of Independent Registered Public Accounting Firm	72
Audit Fees	72
Audit-Related Fees	73
Tax Fees	73
All Other Fees	73
SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING	73
FUTURE ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT	74
OTHER MATTERS	74

PARK NATIONAL CORPORATION
50 North Third Street
Post Office Box 3500
Newark, Ohio 43058-3500
(740) 349-8451
www.parknationalcorp.com

PROXY STATEMENT
Dated March 10, 2014

ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 28, 2014

GENERAL INFORMATION

We are furnishing this proxy statement and the accompanying proxy card to you as a shareholder of Park National Corporation (“Park”) in connection with the solicitation of proxies by Park’s Board of Directors for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Monday, April 28, 2014, at 2:00 p.m., Eastern Daylight Saving Time. The Annual Meeting will be held at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio 43055. This proxy statement summarizes information that you will need in order to vote.
Availability of Proxy Materials
On or about March 10, 2014, this proxy statement and the accompanying proxy card were first mailed or delivered electronically to the shareholders entitled to vote their common shares at the Annual Meeting. Park’s 2013 Annual Report was also mailed or delivered to shareholders with this proxy statement. Audited consolidated financial statements for Park and our subsidiaries as of and for the fiscal year ended December 31, 2013 (the “2013 fiscal year”) are included in Park’s 2013 Annual Report.
Additional copies of Park’s 2013 Annual Report and copies of Park’s Annual Report on Form 10-K for the 2013 fiscal year may be obtained at www.proxyvote.com or www.parknationalcorp.com. Or you can obtain paper copies, without charge, by sending a written request to: Brady T. Burt, Chief Financial Officer, Secretary and Treasurer, Park National Corporation, 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500.
Delivery of Proxy Materials to Multiple Shareholders Sharing the Same Address
Periodically, Park provides each registered holder of common shares at a shared address, not previously notified, with a separate notice of Park’s intention to household proxy materials. The record holder notifies beneficial shareholders (those who hold common shares through a broker, a financial institution or another nominee) of the householding process. Only one copy of this proxy statement, the notice of the Annual Meeting and Park’s 2013 Annual Report is being delivered to previously notified multiple registered holders of common shares who share an address unless Park has received contrary instructions from one or more of the registered holders of common shares. A separate proxy card is being included for each account at the shared address.
Registered holders of common shares who share an address and would like to receive a separate copy of Park’s 2013 Annual Report, a separate notice of the Annual Meeting and/or a separate proxy statement for the Annual Meeting, or who have questions regarding the householding process, may contact Park’s transfer agent and registrar, The Park National Bank, c/o First-Knox National Bank Division, by calling (800) 837-5266, ext. 5208, or forwarding a written request addressed to the First-Knox National Bank Division, Attention: Debbie Daniels, P.O. Box 1270, One South Main Street, Mount Vernon, Ohio 43050-1270. Promptly upon request, a separate copy of Park’s 2013 Annual Report, a separate notice of the Annual Meeting and/or a separate copy of this proxy statement for the Annual Meeting will be sent. By contacting the First-Knox National Bank Division, registered holders of common shares sharing an address can also: (i) notify Park that the registered shareholders wish to receive separate annual reports to shareholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future; or (ii) request delivery of a single copy of annual reports to shareholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future if they are receiving multiple copies.
Beneficial holders of common shares should contact their brokers, financial institutions or other nominees for specific information about the householding process as this process applies to their accounts.
VOTING INFORMATION
Who can vote at the Annual Meeting?
Only holders of common shares of record at the close of business on February 28, 2014 are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on February 28, 2014, there were 15,392,443 common shares outstanding and entitled to vote. Other than the common shares, there are no voting securities of Park outstanding.
Each holder of common shares is entitled to one vote for each common share held on February 28, 2014. A shareholder wishing to exercise cumulative voting with respect to the election of directors must notify Brady T. Burt, Chief Financial Officer, Secretary and Treasurer of Park, in writing before 2:00 p.m., Eastern Daylight Saving Time, on April 26, 2014. If cumulative voting is requested and if an announcement of such request is made upon the convening of the Annual Meeting by the chairman or the secretary of the meeting or by or on behalf of the shareholder requesting cumulative voting, you will have votes equal to the number of directors to be elected, multiplied by the number of common shares you own, and will be entitled to distribute your votes among the candidates for election as directors as you see fit.
How do I vote?
Your common shares may be voted by one of the following methods:

•	by traditional paper proxy card;

•	by submitting voting instructions via the Web site identified on your proxy card;

•	by submitting voting instructions via the Web site identified in the e-mail sent to you if you registered for electronic delivery of proxy materials for the Annual Meeting;

•	by submitting voting instructions by telephone via the telephone number identified on your proxy card; or

•	in person at the Annual Meeting.

Submitting Voting Instructions via the Internet or by Telephone. If you are a shareholder of record (that is, if your common shares are registered with Park in your own name), you may submit voting instructions via the Internet or by telephone, by following the instructions stated on your proxy card. If you have registered for electronic delivery of proxy materials for the Annual Meeting, you may submit voting instructions via the Internet by following the instructions stated in the e-mail delivering the proxy materials to you. If your common shares are registered in the name of a broker, a financial institution or another nominee (i.e., you hold your common shares in “street name”), your nominee may be participating in a program that allows you to submit voting instructions via the Internet or by telephone. If so, the voting form your nominee sent you will provide instructions for submitting your voting instructions via the Internet or by telephone. The last-dated proxy or voting instructions you submit (by any means) will supersede all previously submitted proxies or voting instructions. Also, if you submit voting instructions via the Internet or by telephone and later decide to attend the Annual Meeting, you may revoke your previously submitted voting instructions and vote in person at the Annual Meeting.
The deadline for submitting voting instructions via the Internet or by telephone as a shareholder of record is 11:59 p.m., Eastern Daylight Saving Time, on April 27, 2014. For shareholders whose common shares are registered in the name of a broker, a financial institution or another nominee, please consult the instructions provided by your nominee for information about the deadline for submitting voting instructions via the Internet or by telephone.
Voting in Person. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.
If you hold your common shares in “street name” through a broker, a financial institution or another nominee, then that nominee is considered the shareholder of record for voting purposes and will give you instructions for voting your common shares. As a beneficial owner, you have the right to direct that nominee how to vote the common shares held in your account. Your nominee may only vote the common shares of Park that your nominee holds for you in accordance with your instructions. If you have instructed a broker, a financial institution or another nominee to vote your common shares, the above-described options for revoking your proxy do not apply and instead you must follow the instructions provided by your nominee to change your vote.
If you hold your common shares in “street name” and wish to attend the Annual Meeting and vote in person, you must bring an account statement or letter from your broker, financial institution or other nominee authorizing you to vote on behalf of such nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the common shares on February 28, 2014, the record date for voting at the Annual Meeting.
How will my common shares be voted?
Those common shares represented by a properly executed proxy card that is received prior to the Annual Meeting or by properly authenticated Internet or telephone voting instructions that are submitted prior to the deadline for doing so, and not subsequently revoked, will be voted in accordance with your instructions by your proxy. If you submit a valid proxy card prior to the Annual Meeting, or timely submit your voting instructions via the Internet or by telephone, but do not complete the voting instructions, your proxy will vote your common shares as recommended by the Board of Directors, except in the case of broker non-votes, where applicable, as follows:

•	“FOR” the election as Park directors of the nominees identified below under the heading “ELECTION OF DIRECTORS (Proposal 1)”;

•	“FOR” the non-binding advisory resolution to approve the compensation of Park’s named executive officers as disclosed in this proxy statement; and

•	“FOR” the ratification of the appointment of Crowe Horwath LLP as Park’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

No appraisal or dissenters’ rights exist for any action proposed to be taken at the Annual Meeting. If any other matters are properly presented for voting at the Annual Meeting, the individuals appointed as proxies will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.
What if my common shares are held through the Park National Corporation Employees Stock Ownership Plan?
If you participate in the Park National Corporation Employees Stock Ownership Plan (the “Park KSOP”) and common shares have been allocated to your account in the Park KSOP, you will be entitled to instruct the trustee of the Park KSOP, confidentially, how to vote those common shares. If you were automatically enrolled by Park, or elected to enroll, in the electronic delivery service available to certain participants in the Park KSOP, instead of receiving paper copies of our 2013 Annual Report, this proxy statement and the proxy card applicable to the Annual Meeting in the mail, these documents will be made available via your Park e-mail account at the same time as paper copies are sent to the other Park shareholders. If you are enrolled in this electronic delivery service and wish to receive paper copies of our 2013 Annual Report, this proxy statement and the proxy card applicable to the Annual Meeting, please contact Park’s transfer agent and registrar, The Park National Bank, c/o First-Knox National Bank Division, by calling (800) 837-5266, ext. 5208, or forwarding a written request addressed to the First-Knox National Bank Division, Attention: Debbie Daniels, P.O. Box 1270, One South Main Street, Mount Vernon, Ohio 43050-1270.
If you are a participant in the Park KSOP and give no voting instructions to the trustee of the Park KSOP with respect to the matters to be considered at the Annual Meeting, the trustee of the Park KSOP will vote the common shares allocated to your Park KSOP account pro rata in accordance with the instructions received from other participants in the Park KSOP who have voted.
Can the proxy materials be accessed electronically?
On or about March 10, 2014, we sent the proxy materials for the Annual Meeting by U.S. mail to shareholders who had not registered for electronic delivery of the proxy materials and by e-mail to the shareholders who had registered for electronic delivery of the proxy materials. The Notice of Annual Meeting of Shareholders, this proxy statement and our 2013 Annual Report are also available on the Internet as described in the section captioned “NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS” on page 6.
How do I change or revoke my proxy?
Shareholders who submit proxies retain the right to revoke them at any time before they are exercised. Unless revoked, the common shares represented by such proxies will be voted at the Annual Meeting. You may revoke your proxy at any time before it is actually exercised at the Annual Meeting by giving notice of revocation to Park in writing, by accessing the designated Internet Web site prior to the deadline for transmitting voting instructions electronically, by using the designated toll-free telephone number prior to the deadline for transmitting voting instructions electronically, or by attending the Annual Meeting and giving notice of revocation in person. The last-dated proxy or voting instructions you submit (by any means) will supersede all previously submitted proxies or voting instructions. If you hold your common shares in “street name” and instructed your broker, financial institution or other nominee to vote your common shares and you would like to revoke or change your vote, then you must follow the instructions provided by your nominee.
If I vote in advance, can I still attend the Annual Meeting?
Yes. You are encouraged to vote promptly, by returning your signed proxy card by mail or by submitting your voting instructions via the Internet or by telephone, so that your common shares will be represented at the Annual Meeting. However, appointing a proxy or submitting voting instructions does not affect your right to attend the Annual Meeting and vote your common shares in person.
What constitutes a quorum and what is the vote required with respect to the proposals to be considered at the Annual Meeting?
Under Park’s Regulations, a quorum is a majority of the voting shares of Park then outstanding and entitled to vote at the Annual Meeting. Other than the common shares, there are no voting shares of Park outstanding. Common shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. There were 15,392,443 common shares outstanding and entitled to vote on February 28, 2014, the record date for the Annual Meeting. A majority of the outstanding common shares, or 7,696,222 common shares, present in person or represented by proxy, will constitute a quorum. A quorum must exist to conduct business at the Annual Meeting.
Routine and Non-Routine Proposals
The rules of NYSE MKT LLC (“NYSE MKT”), the stock exchange on which Park’s common shares are listed, determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker holding common shares for a beneficial owner in street name may vote on the proposal without receiving instructions from the beneficial owner. If a proposal is non-routine, the broker may vote on the proposal only if the beneficial owner has provided voting instructions. A broker non-vote occurs when the broker holder of record is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide any voting instructions.
The proposal to ratify the appointment of Park’s independent registered public accounting firm is the only routine proposal. Each of the other proposals is a non-routine proposal on which a broker may vote only if the beneficial owner has provided voting instructions.
Vote Required with Respect to the Proposals

•	Election of Directors (Proposal 1)

Under Ohio law and Park’s Regulations, the four nominees for election as Park directors under Proposal 1 receiving the greatest number of votes “FOR” election will be elected as directors of Park for a term of three years expiring at the 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”).
Common shares as to which the vote is expressed as an “AGAINST” or “ABSTAIN” vote on the proxy card or in voting instructions with respect to a particular nominee and broker non-votes will be counted for purposes of establishing a quorum for the Annual Meeting but will not affect whether a nominee has received sufficient votes to be elected.

•	Approval of the Non-Binding Advisory Resolution to Approve the Compensation of Park’s Named Executive Officers (Proposal 2)

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the non-binding advisory resolution to approve the compensation paid to Park’s named executive officers as disclosed in this proxy statement. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.

•	Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 3)

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to ratify the appointment of Crowe Horwath LLP as Park’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The effect of an abstention is the same as a vote “AGAINST” the proposal.
Park’s policy is to keep confidential proxy cards, ballots, voting instructions submitted electronically and voting tabulations that identify individual shareholders. However, exceptions to this policy may be necessary in some instances to comply with applicable legal requirements and, in the case of any contested proxy solicitation, to verify the validity of proxies presented by any person and the results of the voting. Inspectors of election and any employees associated with processing proxy cards or ballots, reviewing voting instructions submitted electronically and tabulating the vote must acknowledge their responsibility to comply with this policy of confidentiality.
Who pays the cost of proxy solicitation?
Park will pay the costs of preparing, assembling, printing and mailing/delivering this proxy statement, the accompanying proxy card, the 2013 Annual Report and other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Park Board of Directors, other than the Internet access and telephone usage charges incurred by a shareholder when voting electronically. Although we are soliciting proxies primarily by mailing these proxy materials to holders of our common shares, or delivering these proxy materials by electronic mail to those shareholders registered for electronic delivery, the directors, officers and employees of Park and our subsidiaries also may solicit proxies by further mailing, personal contact, telephone, facsimile or electronic mail without receiving any additional compensation for such solicitations. Arrangements will also be made with brokerage firms, financial institutions and other nominees who are record holders of common shares of Park for the forwarding of solicitation materials to the beneficial owners of such common shares. Park will reimburse these brokers, financial institutions and nominees for their reasonable out-of-pocket costs in connection therewith.
NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of Park National Corporation to Be Held on April 28, 2014: Park’s Notice of Annual Meeting of Shareholders, this proxy statement and Park’s 2013 Annual Report are available at www.proxyvote.com. Alternatively, Park’s Notice of Annual Meeting of Shareholders, this proxy statement and Park’s 2013 Annual Report are available on Park’s Internet Web site at www.parknationalcorp.com by selecting the “Documents/ SEC Filings” section of the “Investor Relations” page for the Notice of Annual Meeting of Shareholders and this proxy statement and selecting the “Corporate Profile” section of the “Investor Relations” page for Park’s 2013 Annual Report.

To obtain directions to attend the Annual Meeting and vote in person, please call Leda Rutledge at (740) 322-6828 or Lacie Priest at (740) 349-0428.
DIVISIONS OF THE PARK NATIONAL BANK
In 2008, Park consolidated the banking operations of its then eight subsidiary banks located in Ohio under one charter - that of The Park National Bank (“Park National Bank”). Park National Bank now has 11 divisions: (i) the Park National Bank Division headquartered in Newark, Ohio; (ii) the Fairfield National Division headquartered in Lancaster, Ohio; (iii) The Park National Bank of Southwest Ohio & Northern Kentucky Division headquartered in Cincinnati, Ohio; (iv) the Century National Bank Division headquartered in Zanesville, Ohio; (v) the Second National Bank Division headquartered in Greenville, Ohio; (vi) the Richland Bank Division headquartered in Mansfield, Ohio; (vii) the United Bank Division headquartered in Bucyrus, Ohio; (viii) the First-Knox National Bank Division headquartered in Mount Vernon, Ohio; (ix) the Farmers Bank Division headquartered in Loudonville, Ohio; (x) the Security National Bank Division headquartered in Springfield, Ohio; and (xi) the Unity National Bank Division headquartered in Piqua, Ohio.
References in this proxy statement to the “Century National Bank Division,” the “Second National Bank Division,” the “Richland Bank Division,” the “United Bank Division,” the “First-Knox National Bank Division” and the “Security National Bank Division” encompass both the subsidiary bank of Park prior to the bank’s merger with and into Park National Bank in 2008 and the division of Park National Bank following the bank’s merger with and into Park National Bank. In addition, references in this proxy statement to the “board of directors” in respect of a division of Park National Bank encompass both the board of directors of the subsidiary bank of Park prior to the bank’s merger with and into Park National Bank and the affiliate/advisory board of the division of Park National Bank following the bank’s merger with and into Park National Bank.
ELECTION OF DIRECTORS
(Proposal 1)

As of the date of this proxy statement, there were 14 members of the Board of Directors - five directors in the class whose terms will expire at the Annual Meeting, five directors in the class whose terms will expire at the 2015 Annual Meeting and four directors in the class whose terms will expire at the 2016 Annual Meeting. One additional member served on the Board of Directors during a portion of the 2013 fiscal year - Sarah Reese Wallace, who resigned from the Board of Directors of Park on July 29, 2013. Ms. Wallace is sometimes referred to in this proxy statement as the “Former Director”.
On January 22, 2014 and January 23, 2014, John J. O’Neill and Reverend Dr. Charles W. Noble, Sr., each of whom currently serves in the class of directors whose terms will expire at the Annual Meeting, notified Park that he intended to retire from the Board of Directors and not stand for re-election to the Board at the Annual Meeting. Each of their terms as a director will expire immediately prior to the Annual Meeting. In addition, each of Dr. Noble and John J. O’Neill will retire as a director of Park National Bank, effective April 28, 2014. The Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board of Directors recommended, and the full Board of Directors approved such recommendation, that rather than fill the vacancies which will be created by the retirement of Dr. Noble and John J. O’Neill, the number of directors of Park will be reduced to twelve upon their retirement.
In order to make the number of directors allocated to each class more equal following the retirement of Dr. Noble and John J. O’Neill, Robert E. O’Neill, who currently serves in the class whose terms will expire at the 2015 Annual Meeting, will resign as a member of that class immediately prior to the Annual Meeting and as of such time will be appointed to the class whose terms expire at the Annual

Meeting. Robert E. O’Neill will be one of the four directors nominated for re-election to the Board of Directors, along with C. Daniel DeLawder, Harry O. Egger and Stephen J. Kambeitz. After the Annual Meeting and the election of four directors, the Board of Directors will consist of twelve members -- four in the class whose terms will expire at the 2015 Annual Meeting, four in the class whose terms will expire at the 2016 Annual Meeting and four in the class whose terms will expire at the 2017 Annual Meeting.
Under Proposal 1, four directors will be elected at the Annual Meeting to hold office for a three‑year term to expire at the 2017 Annual Meeting and until their successors are duly elected and qualified, or until their earlier resignation, removal from office or death. The nominees of the Board of Directors for election as a director at the Annual Meeting are identified below. Each individual was unanimously recommended by the Nominating Committee. While it is contemplated that all nominees will stand for election at the Annual Meeting, if a nominee who would otherwise receive the required number of votes is unable to serve or for good cause will not serve as a candidate for election as a director, the individuals designated as proxies on the proxy card or in the voting instructions will have full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board of Directors following recommendation by the Nominating Committee. The Board of Directors knows of no reason why any of the nominees named below would be unable or unwilling to serve if elected to the Board.
Nominees for Re-Election as Directors (Terms Expiring at 2017 Annual Meeting)
The following information, as of the date of this proxy statement, concerning the age, principal occupation, other affiliations and business experience of each nominee for re-election as a director of Park has been furnished to Park by each nominee. In addition, the following information provides the evaluation of the Nominating Committee and the full Board of Directors regarding the key attributes, skills and qualifications possessed by each nominee.
C. Daniel DeLawder, Age 64
Mr. DeLawder has served as a director of Park since 1994 and as a member of the Board of Directors of Park National Bank since 1992. Mr. DeLawder serves as Chair of the Executive Committee and as a member of the Investment Committee of Park’s Board of Directors. Mr. DeLawder has served as Chairman of the Board of Park since January 2005, and served as Chief Executive Officer of Park from January 1999 to December 2013 and as President of Park from 1994 to December 2004. Mr. DeLawder has served as Chairman of the Board of Park National Bank since January 2005 and served as Chief Executive Officer of Park National Bank from January 1999 to December 2013, as President of Park National Bank from 1993 to December 2004 and as Executive Vice President of Park National Bank from 1992 to 1993. Mr. DeLawder served as a member of the Board of Directors from 1985 to March 2006, Chairman of the Board of Directors from 1989 to 2003, and President from 1985 to 1992, of the Fairfield National Division. Mr. DeLawder served as a member of the Board of Directors of the Richland Bank Division from 1997 to January 2006. Mr. DeLawder served as a member of the Board of Directors of the Second National Bank Division from 2000 to March 2006. Mr. DeLawder served as a member of the Board of Directors of Vision Bank from March 2007 to February 2012. Mr. DeLawder served as a director of the Federal Reserve Bank of Cleveland from 2007 to 2012. Mr. DeLawder also served as a member of the Board of Trustees of Ohio University, Athens, Ohio, from 2000 to 2009, and for the last two of those years, as Chairman of the Board of Trustees; and has served on the Ohio University Capital Campaign Steering Committee since 2010.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. DeLawder has developed through more than 15 years as the Chief Executive Officer of Park and more than 42 years of service with Park in some capacity as well as his service as a director of the Federal Reserve Bank of Cleveland, and as a member of each the Board of Trustees and the Capital

Campaign Steering Committee of Ohio University allow him to provide banking and general financial expertise and comprehensive knowledge regarding Park and the markets within which Park National Bank (and its divisions) operate to the Board of Directors and have recommended his re-election as a Park director.
Harry O. Egger, Age 74
Mr. Egger has served as a director of Park since 2001 and as a member of the Board of Directors of the Security National Bank Division since 1977. Mr. Egger serves as a member of each of the Executive Committee and the Investment Committee of Park’s Board of Directors. Mr. Egger has served as Vice Chairman of the Board of Park since March 2001. Mr. Egger has served as Chairman of the Board of Directors since 1977, and served as Chief Executive Officer from 1997 to March 2003 and President from 1981 to 1997, of the Security National Bank Division. Mr. Egger served as Chairman of the Board, President and Chief Executive Officer of Security Banc Corporation, an Ohio bank holding company (“Security”), from 1997 to March 2001. In connection with the merger of Security into Park effective March 31, 2001, Mr. Egger became Vice Chairman of the Board and a director of Park as contemplated under the Agreement and Plan of Merger, dated as of November 20, 2000, between Security and Park.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Egger has developed through more than 17 years of leading a high performing bank and more than 50 years in the banking industry allow him to provide a valued perspective on macro and micro issues alike to the Board of Directors and have recommended his re-election as a Park director.
Stephen J. Kambeitz, Age 55
Mr. Kambeitz has served as a director of Park since 2010 and as a member of the Board of Directors of Park National Bank since 2010. Mr. Kambeitz serves as Chair of the Audit Committee and as a member of the Compensation Committee of Park’s Board of Directors. Mr. Kambeitz has served as President since 2008, and served as Chief Financial Officer from 2001 to 2008, of R.C. Olmstead, Inc., Dublin, Ohio, a software development company. Mr. Kambeitz served as Chief Financial Officer from 1999 to 2001 of Lighthouse Financial Services, Inc., a diversified financial services holding company. Previously, Mr. Kambeitz served as Senior Vice President of Consumer Lending of Fifth Third Bank, Columbus, Ohio, from 1998 to 1999 and as Chief Financial Officer of State Savings Company, Columbus, Ohio, a savings and loan holding company, from 1985 to 1998 and Executive Vice President, Office of the President, of State Savings Bank, the primary savings association subsidiary of State Savings Company, from 1997 to 1998. Mr. Kambeitz also served as Controller of Calibre Corporation, Columbus, Ohio, a fast food franchisee, from 1983 to 1985, and as an accountant with Worthington Industries, Inc., Columbus, Ohio, a diversified metal processing company, from 1981 to 1983. Mr. Kambeitz began his career in the Columbus, Ohio office of Peat, Marwick, Mitchell & Company, a predecessor to KPMG.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Kambeitz has developed through more than 33 years of executive sales and financial management, team building and restructuring and SEC reporting and accounting experience, including working in the financial services industry through the savings and loan challenges in the 1980s, allow him to provide a valuable perspective on operating a financial services institution to the Board of Directors and have recommended his re-election as a Park director.

Robert E. O’Neill, Age 51
Mr. O’Neill has served as a director of Park since 2013 and as a member of the Board of Directors of Park National Bank since 2004. Mr. O’Neill serves as a member of each of the Audit Committee and the Nominating Committee of Park’s Board of Directors. Mr. O’Neill has served as President and a director of Southgate Corporation, Newark, Ohio, a real estate development and management company, since 2002 and served as Vice President of Southgate Corporation from 1989 to 2002. Mr. O’Neill is the son of John J. O’Neill, who will retire as a director of Park immediately prior to the Annual Meeting.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. O’Neill has developed through his years of service as a Park National Bank director (including his service as an Audit Committee member of that Board of Directors), together with more than 20 years of experience in developing and managing industrial, commercial and multi-family real estate in Central Ohio, allow him to provide development and management expertise to the Board of Directors in connection with the loan activities of Park National Bank (and its divisions) and have recommended his re-election as a Park director.
Recommendation and Vote Required
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR” THE RE-ELECTION OF ALL OF THE NOMINEES NAMED ABOVE.

Under Ohio law and Park’s Regulations, the four nominees for election as Park directors receiving the greatest number of votes “FOR” election will be elected as directors of Park for a term of three years expiring at the 2017 Annual Meeting. Proxies cannot be voted at the Annual Meeting for more than four nominees under Proposal 1. Except in the case of broker non-votes, common shares represented by properly executed and returned proxy cards, or properly authenticated Internet and telephone voting instructions that are submitted prior to the deadline for doing so, will be voted “FOR” the election of the Board of Directors’ nominees named above unless the vote is expressed as an “AGAINST” or “ABSTAIN” vote on the proxy card or in the voting instructions. Common shares as to which the vote is expressed as an “AGAINST” or “ABSTAIN” vote and broker non-votes will be counted for purposes of establishing a quorum for the Annual Meeting but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the proxy card and in the voting instructions.
Continuing Directors
The following information, as of the date of this proxy statement, concerning the age, principal occupation, other affiliations and business experience of each of the continuing directors of Park has been furnished to Park by each director. In addition, the following information provides the evaluation of the Nominating Committee and the full Board of Directors regarding the key attributes, skills and qualifications possessed by each continuing director.
DIRECTORS CONTINUING IN OFFICE
(Terms to Expire at the 2015 Annual Meeting)

F. William Englefield IV, Age 59
Mr. Englefield has served as a director of Park since 2005 and as a member of the Board of Directors of Park National Bank since 1993. Mr. Englefield serves as Chair of the Compensation Committee and as a member of each of the Executive Committee and the Nominating Committee of

Park’s Board of Directors. Mr. Englefield has served as President of Englefield, Inc., a company engaged in the sale of petroleum products (at retail and wholesale) and convenience stores and restaurants, since 1989.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Englefield has developed through more than 24 years of leading a growing privately-held business, with responsibility for all segments of company operations including management and financial areas, allow him to provide an important retail perspective and structured operational experience to the Board of Directors and he should continue to serve as a Park director.
William T. McConnell, Age 80
Mr. McConnell has served as a director of Park since 1986 and as a member of the Board of Directors of Park National Bank since 1977. Mr. McConnell serves as a member of the Investment Committee of Park’s Board of Directors. Mr. McConnell served as Chair of the Executive Committee of Park’s Board of Directors from 1996 to January 27, 2014, Chairman of the Board of Park from 1994 to December 2004, Chief Executive Officer of Park from 1986 to 1999 and President of Park from 1986 to 1994. Mr. McConnell served as Chair of the Executive Committee of Park National Bank’s Board of Directors from 1996 to January 27, 2014, Chairman of the Board of Park National Bank from 1993 to December 2004, Chief Executive Officer of Park National Bank from 1983 to 1999 and President of Park National Bank from 1979 to 1993.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. McConnell has developed through more than 30 years of leading a high performance banking organization and more than 50 years in the banking industry allow him to provide judgment, wisdom and perspective to the Board of Directors and he should continue to serve as a Park director.
David L. Trautman, Age 52
Mr. Trautman has served as a director of Park since 2005 and as a member of the Board of Directors of Park National Bank since 2002. Mr. Trautman serves as Vice Chair of the Executive Committee and as Chair of the Investment Committee of Park’s Board of Directors. Mr. Trautman has served as Chief Executive Officer of Park since January 2014 and as President of Park since January 2005. He also served as Secretary of Park from July 2002 to December 2013. Mr. Trautman has served as Chief Executive Officer of Park National Bank since January 2014 and as President of Park National Bank since January 2005. Mr. Trautman served as Chairman of the Board from March 2001 to March 2006, a member of the Board of Directors from May 1997 to March 2006, and President and Chief Executive Officer from May 1997 to February 2002, of the First-Knox National Bank Division. Mr. Trautman served as Executive Vice President from February 2002 to December 2004 and Vice President from July 1993 to June 1997 of Park National Bank. Mr. Trautman served as a member of the Board of Directors of the United Bank Division from 2000 to March 2006.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Trautman has developed through more than 30 years of experience in banking, including nine years as President of Park and PNB, allow him to provide technical banking knowledge, community perspective and financial leadership to the Board of Directors and he should continue to serve as a Park director.
Leon Zazworsky, Age 65
Mr. Zazworsky has served as a director of Park since 2003 and as a member of the Board of Directors of Park National Bank since 1991. Mr. Zazworsky was appointed as the Lead Director of Park on January 23, 2012. He serves as the Chair of the Risk Committee and as a member of each of the Compensation Committee, the Executive Committee and the Nominating Committee of Park’s Board of Directors. Mr. Zazworsky has served as President of Mid State Systems, Inc., Hebron, Ohio, a transportation and distribution company, since 1979. Mr. Zazworsky has served as President of Mid State Warehouses, Inc., Hebron, Ohio, a warehousing and distribution company, since 1987. Mr. Zazworsky has served as President of Dalmatian Transportation, Ltd., a transportation company, since 2006.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Zazworsky has developed through nearly 40 years of successful private business ownership - managing people, budgets and finances through varying economic conditions and overseeing compliance with applicable state and federal regulations - allow him to provide leadership experience and business expertise to the Board of Directors and he should continue to serve as a Park director.
DIRECTORS CONTINUING IN OFFICE
(Terms to Expire at the 2016 Annual Meeting)

Donna M. Alvarado, Age 65
Ms. Alvarado has served as a director of Park since 2013 and as a member of the Board of Directors of Park National Bank since 1991. Ms. Alvarado currently serves as Chair of the Nominating Committee and as a member of each of the Audit Committee and the Risk Committee of Park’s Board of Directors. Ms. Alvarado has served as President of Aguila International, Granville, Ohio, an international business consulting firm that specializes in human resources and leadership development, since 1994. She has served on the Board of Directors of CSX Corporation, a publicly-traded provider of rail and other transportation services, since 2006 and of Corrections Corporation of America, a publicly-traded owner and operator of privatized correctional and detention facilities, since 2003. During her career, Ms. Alvarado has also served as Chair of the Ohio Board of Regents, Chair of the Governor’s Workforce Policy Board and a commissioner on the Ohio Commission on Hispanic/Latino Affairs. Ms. Alvarado has also held senior management positions in government, including Deputy Assistant Secretary of Defense with the United States Department of Defense and Director of ACTION, the federal domestic volunteer agency.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Ms. Alvarado has developed through her more than 20 years of service as a Park National Bank director (including her service as an Audit Committee member of that Board of Directors), combined with her understanding of government through her public sector experience, her experience as a public company director, her human resources and leadership development expertise and her civic and community involvement allow her to provide a valued perspective on business, federal and state government regulatory oversight and corporate governance issues to the Board of Directors and she should continue as a Park director.
Maureen Buchwald, Age 82
Ms. Buchwald has served as a director of Park since 1997 and as a member of the Board of Directors of the First-Knox National Bank Division since 1988. Ms. Buchwald serves as a member of the Audit Committee of Park’s Board of Directors. Ms. Buchwald has been the owner and operator of Glen Hill Orchards, Ltd., Mount Vernon, Ohio, commercial fruit growers, since 1976. Ms. Buchwald served as Vice President of Administration and Secretary of the Board of Directors of Ariel Corporation, a company manufacturing reciprocating compressors, for more than 20 years prior to her retirement in 1997. In her capacity as Vice President of Administration, she oversaw the accounting, human resources and office services functions.

The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Ms. Buchwald has developed through establishing and running multiple businesses allow her to provide accounting, financial and management expertise to the Board of Directors and she should continue as a Park director.
Timothy S. McLain, Age 52
Mr. McLain has served as a director of Park since 2010 and as a member of the Board of Directors of the Century National Bank Division since 2007. Mr. McLain serves as a member of each of the Audit Committee and the Compensation Committee of Park’s Board of Directors. Mr. McLain has served as Vice President of McLain, Hill, Rugg & Associates, Inc., a firm which provides tax and accounting services, since 1991 and has been associated with that firm since 1979. Mr. McLain has been a Certified Public Accountant since 1985.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. McLain has developed through more than 29 years as a Certified Public Accountant in public practice allow him to provide tax, accounting and financial expertise to the Board of Directors and he should continue as a Park director.
Rick R. Taylor, Age 66
Mr. Taylor has served as a director of Park since 1998 and as a member of the Board of Directors of the Richland Bank Division since 1995. Mr. Taylor serves as a member of each of the Investment Committee and the Risk Committee of Park’s Board of Directors. Mr. Taylor has served as President of Jay Industries, Inc., Mansfield, Ohio, a plastic and metal parts manufacturer, since 1989. Mr. Taylor has also served as a director of The Gorman-Rupp Company, a manufacturer of pumps and related equipment, since 2003.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Taylor has developed through more than 40 years in the manufacturing business, as well as his experience as a public company director, allow him to provide a valuable customer perspective and highly developed business acumen, management and leadership skills to the Board of Directors and he should continue as a Park director.
BENEFICIAL OWNERSHIP OF PARK COMMON SHARES
The following table furnishes information regarding the beneficial ownership of Park common shares, as of February 28, 2014, for each of the directors of Park (including those nominated for re-election), each of the individuals named in the Summary Compensation Table for 2013 beginning on page 53, all current directors and executive officers of Park as a group and each person known by Park to beneficially own more than 5% of Park’s outstanding common shares:

Name of Beneficial Owner or Number of Persons in Group (1)	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Trust department of Park National Bank 50 North Third Street Newark, OH 43055 (3)	1,938,137	(3)	12.6%

Donna M. Alvarado	2,522		(4)
Maureen Buchwald	9,947	(5)	(4)
C. Daniel DeLawder (6)	123,920	(7)	(4)
Harry O. Egger	41,417	(8)	(4)
F. William Englefield IV	4,374	(9)	(4)
Stephen J. Kambeitz	1,258		(4)
William T. McConnell	179,432	(10)	1.2%
Timothy S. McLain	2,480	(11)	(4)
Dr. Charles W. Noble, Sr. (12)	6,926		(4)
John J. O’Neill (13)	176,790	(14)	1.1%
Robert E. O’Neill	6,142	(15)	(4)
Rick R. Taylor	4,759	(16)	(4)
David L. Trautman (6)	52,142	(17)	(4)
Leon Zazworsky	40,064	(18)	(4)
Brady T. Burt (6)	3,301	(19)	(4)

All current directors and executive officers as a group (15 persons)	655,474	(20)	4.3%
________________________
(1) Unless otherwise indicated in the footnotes to this table, each beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table for such beneficial owner. All fractional common shares have been rounded to the nearest whole common share. The mailing address of each of the directors and executive officers of Park is 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500.
(2) The “Percent of Class” computation is based upon 15,392,443 common shares outstanding on February 28, 2014.
(3) The trust department of Park National Bank (and its divisions) beneficially owns 1,938,137 common shares (12.6% of the outstanding common shares), with voting power but no investment power as to 1,419,569 of these common shares, investment power but no voting power as to 29,263 of these common shares and voting and investment power as to 489,305 of these common shares. The officers and directors of Park National Bank (and its divisions) and of Park disclaim beneficial ownership of the common shares beneficially owned by the trust department of Park National Bank (and its divisions). The number shown does not include 1,616,469 common shares held of record by the trust department of Park National Bank (and its divisions) as to which the trust department has no voting or investment power.
(4) Represents beneficial ownership of less than 1% of the outstanding common shares.
(5)    The number shown includes 3,300 common shares held jointly by Ms. Buchwald and her husband as to which she shares voting and investment power.

(6)    Individual named in Summary Compensation Table for 2013. Messrs. DeLawder and Trautman are also directors of Park.
(7)    The number shown includes: (i) 18,408 common shares held for the account of Mr. DeLawder in the Park KSOP; and (ii) 50,232 common shares held by the wife of Mr. DeLawder as to which she has sole voting and investment power and Mr. DeLawder disclaims beneficial ownership. As of February 28, 2014, 55,280 common shares held by Mr. DeLawder and 50,148 common shares held by the wife of Mr. DeLawder had been pledged as security to a financial institution, which is not affiliated with Park, in connection with a personal loan.
(8)    The number shown includes: (i) 5,715 common shares held for the account of Mr. Egger in the Park KSOP; (ii) 17,502 common shares held by the wife of Mr. Egger as to which she has sole voting and investment power and Mr. Egger disclaims beneficial ownership; (iii) 1,124 common shares held by Mr. Egger’s wife as custodian for their grandchildren as to which she has sole voting and investment power and Mr. Egger disclaims beneficial ownership; and (iv) 1,000 common shares held by Mr. Egger’s wife in a brokerage account as to which she has sole voting and investment power and Mr. Egger disclaims beneficial ownership.
(9)    The number shown includes: (i) 2,511 common shares held in a managing agency account with the trust department of Park National Bank as to which common shares the trust department of Park National Bank has voting power and Mr. Englefield has investment power; (ii) 273 common shares held by Mr. Englefield in an individual retirement account with a brokerage firm; and (iii) 1,590 common shares held in a cash management account by a brokerage firm as custodian for Mr. Englefield.
(10)    The number shown includes: (i) 16,978 common shares held in an inter vivos irrevocable trust established by Mr. McConnell and Mr. McConnell’s spouse prior to her death for which Park National Bank’s trust department serves as trustee and as to which common shares the trust department has voting power and investment power but would request input from Mr. McConnell prior to making investment decisions with respect to these common shares; (ii) an aggregate of 53,988 common shares held in two irrevocable trusts established by Mr. McConnell’s spouse prior to her death for which Park National Bank’s trust department serves as trustee and as to which common shares the trust department has voting power and investment power but would request input from Mr. McConnell prior to making investment decisions with respect to these common shares; and (iii) 6,797 common shares held for the account of Mr. McConnell in the Park KSOP.
(11)    The number shown includes 2,480 common shares held jointly by Mr. McLain and his wife as to which he shares voting and investment power.
(12)    On January 23, 2014, Dr. Noble notified Park that he intended to retire from the Board of Directors and not stand for re-election at the Annual Meeting.
(13)    On January 22, 2014, Mr. John J. O’Neill notified Park that he intended to retire from the Board of Directors and not stand for re-election at the Annual Meeting.
(14)    The number shown includes an aggregate of 176,790 common shares held in two custodial agency accounts with the trust department of Park National Bank as to which the trust department serves as custodial agent. Mr. John J. O’Neill serves as trustee for these two custodial accounts and has voting and investment power with respect to these 176,790 common shares.
(15)    The number shown includes 1,000 common shares held by O’Neill Investments LLC, a limited liability company as to which Mr. Robert E. O’Neill serves as co-managing member with his brother. Park National Bank’s trust department has voting power with respect to these 1,000 common shares and Mr. Robert E. O’Neill shares investment power with respect to these 1,000 common shares. The number shown does not include 200 common shares held by an investment club of which Mr. Robert E. O’Neill is a member. Mr. Robert E. O’Neill disclaims beneficial ownership of these 200 common shares because the voting and investment power with respect to these common shares is subject to collective action by the 15 members of the investment club.
(16)    The number shown includes 4,759 common shares held in a managing agency account with the trust department of Park National Bank (Richland Bank Division) as to which common shares the trust department has voting power and Mr. Taylor has investment power.
(17)    The number shown includes: (i) 10,224 common shares held for the account of Mr. Trautman in the Park KSOP; and (ii) 13,230 common shares held by the wife of Mr. Trautman as to which she has sole voting and investment power and Mr. Trautman disclaims beneficial ownership; and (iii) 822 common shares held in a rollover plan as to which the wife of Mr. Trautman has sole voting and investment power and Mr. Trautman disclaims beneficial ownership. As of February 28, 2014, 27,865 common shares held by Mr. Trautman and 13,230 common shares held by the wife of Mr. Trautman had been pledged as security to a financial institution which is not affiliated with Park, in connection with a personal loan.
(18)    The number shown includes 100 common shares held by the wife of Mr. Zazworsky in a brokerage account as to which she has sole voting and investment power and Mr. Zazworsky disclaims beneficial ownership. The number shown does not include 200 common shares held by an investment club of which Mr. Zazworsky is a member. Mr. Zazworsky disclaims beneficial ownership of these 200 common shares because the voting and investment power with respect to these common shares is subject to collective action by the 15 members of the investment club.
(19)    The number shown includes 3,301 common shares held for the account of Mr. Burt in the Park KSOP.
(20)    See Notes (5), (7) through (11) and (14) through (19) above.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that Park’s directors and officers, and any persons beneficially holding more than 10 percent of Park’s outstanding common shares, file statements with the Securities and Exchange Commission (the “SEC”) reporting their initial beneficial ownership of common shares and any subsequent changes in their beneficial ownership. Park is required to disclose in this proxy statement any late statements, if any statements are not filed within the time periods mandated by the SEC. Based solely upon Park’s review of (i) Section 16(a) statements filed on behalf of these persons for their transactions during Park’s 2013 fiscal year and (ii) written representations received from these persons that no other Section 16(a) statements were required to be filed by them for transactions during Park’s 2013 fiscal year, Park believes that all Section 16(a) filing requirements applicable to Park’s officers and directors, and persons holding more than 10 percent of Park’s outstanding common shares, were complied with; except that: (a) the initial statement of beneficial ownership on Form 3 timely filed for each of Donna M. Alvarado (on April 23, 2013), Dr. Charles W. Noble (on April 30, 2013), Sr. and Robert E. O’Neill (on April 30, 2013), reported an inaccurate number of common shares of Park held through the Park National Corporation Dividend Reinstatement Plan (the “Park DRIP”) -- each Form 3 inadvertently omitted to include the number of Park common shares acquired through the Park DRIP on March 8, 2013 and prior to each of their initial election as a director of Park at the 2013 Annual Meeting. An amended Form 3 was filed on behalf of each of Ms. Alvarado (on January 23, 2014), Dr. Noble (on January 23, 2014) and Mr. O’Neill (on January 24, 2014), in order to report the inadvertently omitted Park common shares; and (b) Leon

Zazworsky filed an amended Form 4 on May 3, 2013 to report 10 common shares representing his pecuniary interest in the Park common shares held through a partnership which had inadvertently been omitted from Mr. Zazworsky’s Forms 4 since the acquisition of these common shares on July 16, 2008.
CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
In accordance with the applicable sections of the NYSE MKT Company Guide (the “NYSE MKT Rules”) and applicable SEC rules, the Board of Directors has adopted the Code of Business Conduct and Ethics which applies to the directors, officers and employees of Park and our subsidiaries. The Code of Business Conduct and Ethics is intended to set forth Park’s expectations for the conduct of ethical business practices by the officers, directors, employees and agents of Park and our subsidiaries, to promote advance disclosure and review of potential conflicts of interest and similar matters, to protect and encourage the reporting of questionable behavior, to foster an atmosphere of self-awareness and prudent conduct and to discipline appropriately those who engage in improper conduct. The Code of Business Conduct and Ethics is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com.
Park Improvement Line/Online Reporting
Park has implemented a “whistleblower” hotline called the “Park Improvement Line.” The Park Improvement Line number is (800) 418-6423, Ext. PRK (775). Calls that relate to accounting, internal accounting controls or auditing matters or that relate to possible wrongdoing by employees of Park or one of our subsidiaries can be made anonymously through this hotline. An additional method of reporting anonymously is online via www.securityvoice.com/reports. The calls and e-mails are received by an independent third-party service and the information received is forwarded directly to the Chair of the Audit Committee and the Head of Park’s Internal Audit Department.
Corporate Governance Guidelines
Upon the recommendation of the Nominating Committee, the Board of Directors has adopted Corporate Governance Guidelines to promote the effective functioning of the Board of Directors and its committees and to reflect Park’s commitment to high standards of corporate governance. The Corporate Governance Guidelines are included as Exhibit A to the charter of the Nominating Committee, which is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com.
Independence of Directors
Applicable NYSE MKT Rules require that a majority of the members of Park’s Board of Directors be independent directors. The definition of independence for purposes of the NYSE MKT Rules includes a series of objective tests, which Park has used in determining whether the members of the Park Board of Directors are independent. In addition, a member of Park’s Audit Committee will not be considered to be independent under the applicable NYSE MKT Rules if he or she (i) does not satisfy the independence standards in Rule 10A-3 under the Exchange Act or (ii) has participated in the preparation of the financial statements of Park or any of our current subsidiaries at any time during the past three years.
As required by the NYSE MKT Rules, the Board of Directors has affirmatively determined that each individual who qualifies as “independent” has no relationship with Park or any of our subsidiaries (either directly or indirectly) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making determinations as to the independence of (i) the current directors of Park and (ii) the Former Director, consistent with the definition of an “independent director” in the applicable NYSE MKT Rules, the Board of Directors reviewed, considered and discussed:

•
the relationships, whether direct or indirect and whether employment, commercial, industrial, banking, consulting, legal, accounting, charitable, familial or otherwise, between Park and/or any of our subsidiaries and (i) each current director of Park (and the immediate family members of each current director) and (ii) the Former Director (and the immediate family members of the Former Director), in each case since January 1, 2011;

•
the compensation and other payments (including payments made in the ordinary course of providing business services) (i) each current director of Park (and the immediate family members of each current director) and (ii) the Former Director (and the immediate family members of the Former Director):

•	has, directly or indirectly, received from or made to Park and/or any of our subsidiaries since January 1, 2011; and

•	presently expects to receive, directly or indirectly, from or make to Park and/or any of our subsidiaries.

•
the relationship, if any, between (i) each current director of Park (and the immediate family members of each current director) and (ii) the Former Director (and the immediate family members of the Former Director ) and each independent registered public accounting firm which has served as the outside auditor for Park and/or any of our subsidiaries since January 1, 2011;

•
whether (i) any current director of Park (or any of the immediate family members of any current director) or (ii) the Former Director (or any of the immediate family members of the Former Director) is or was employed as an executive officer of another entity where, at any time since January 1, 2011, any of Park’s executive officers served or presently serves on the compensation committee of such other entity; and

•
whether (i) any current director of Park or (ii) the Former Director has participated or participated in the preparation of the financial statements of Park or any of our current subsidiaries at any time since January 1, 2011.

Based upon that review, consideration and discussion and the unanimous recommendation of the Nominating Committee, the full Board of Directors has determined that at least a majority of the current directors of Park qualify as independent directors. The Board of Directors has determined that each of Donna M. Alvarado, Maureen Buchwald, F. William Englefield IV, Stephen J. Kambeitz, Timothy S. McLain, Dr. Charles W. Noble, Sr., John J. O’Neill, Robert E. O’Neill, Rick R. Taylor and Leon Zazworsky qualifies, and during her period of service as a Park director in the 2013 fiscal year, Sarah Reese Wallace qualified, as an independent director because each such individual has or had no financial or personal ties, either directly or indirectly, with Park or our subsidiaries other than:

•	compensation received in the individual’s capacity as a director of Park and a director of Park National Bank (or a member of the advisory board of one of the divisions of Park National Bank);

•
non-preferential payments made or received in the ordinary course of providing business services (in the nature of payments of interest or proceeds relating to banking services or loans by one or more of Park National Bank and/or its divisions);

•	ownership of common shares of Park;

•
in the case of Maureen Buchwald, John J. O’Neill, Robert E. O’Neill, Sarah Reese Wallace and Leon Zazworsky, ownership of 10% Subordinated Notes due December 23, 2019 issued by Park to them or to their immediate family members or to trusts related to them or to their immediate family members and held by them, their immediate family members or trusts related to them or to their immediate family members;

•
in the case of Maureen Buchwald, Stephen J. Kambeitz, John J. O’Neill, Robert E. O’Neill, Rick R. Taylor, Sarah Reese Wallace and Leon Zazworsky, ownership of 7% Subordinated Notes due April 20, 2022 issued by Park to them, to their immediate family members or to entities related to them or to their immediate family members and held by them or their immediate family members or entities related to them or to their immediate family members;

•	in the case of John J. O’Neill, compensation received by Mr. O’Neill’s son (Robert E. O’Neill) in his capacity as a director of Park and Park National Bank;

•	in the case of Robert E. O’Neill, compensation received by Mr. O’Neill’s father (John J. O’Neill) in his capacity as a director of Park and Park National Bank;

•	in the case of Mr. McLain, compensation received by Mr. McLain’s brother (James McLain II) in his capacity as a member of the advisory board of Fairfield National Bank;

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in the case of Mr. Englefield, the fact that a son of his is married to a daughter of John W. Kozak, who served as Park’s Chief Financial Officer during the 2012 fiscal year until Mr. Kozak retired effective December 19, 2012; and

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in the case of Sarah Reese Wallace, the fact that her father J. Gilbert Reese served as a director of each of Park and Park National Bank until April 20, 2009 and was named Director Emeritus of Park National Bank, effective April 20, 2009.

In making the determination that Mr. McLain qualifies as an independent director, the Board of Directors also reviewed, considered and discussed the fact that Mr. McLain’s firm has provided miscellaneous tax services to fiduciary customers of Park National Bank and its divisions in an amount not exceeding $50,000 in each of the 2011, 2012 and 2013 fiscal years and continues to do so and that such services are not provided directly or indirectly to or for the benefit of Park, Park National Bank or any division of Park National Bank.
C. Daniel DeLawder and David L. Trautman do not qualify as independent directors because they currently serve as executive officers of Park and Park National Bank. William T. McConnell does not qualify as an independent director because he was employed until January 31, 2014 in a non-executive officer capacity by Park National Bank and had previously been an executive officer of Park and Park National Bank. Harry O. Egger does not qualify as an independent director because he is employed in a non-executive officer capacity by the Security National Bank Division and was formerly an executive officer of the Security National Bank Division.

Risk Management Oversight
The role of the Board of Directors is to provide oversight to ensure an effective enterprise risk management program is in place, including an appropriate enterprise risk management framework and related governance structure. Certain committees of Park’s Board of Directors administer various aspects of the Board’s risk oversight function. The Risk Committee assists the Board of Directors in overseeing Park’s enterprise-wide risks, including credit risk, market risk, liquidity risk, operational risk, legal risk and reputational risk. The Risk Committee’s role and its interaction with the full Board of Directors and other Board committees regarding the Risk Committee’s risk oversight responsibilities are more fully described under the heading “BOARD OF DIRECTORS STRUCTURE AND MEETINGS - Committees of the Board - Risk Committee” on page 34. The Investment Committee assists the Board of Directors in monitoring management’s implementation and enforcement of Park’s Investment Policy, Borrowing Policy and Asset/Liability Management Policy, focusing on interest rate risk, credit risk and counterparty credit risk. The Investment Committee’s role and its interaction with the full Board of Directors regarding the Investment Committee’s oversight responsibilities are more fully described under the heading “BOARD OF DIRECTORS STRUCTURE AND MEETINGS ‒ Committees of the Board - Investment Committee” on page 33. The Compensation Committee evaluates with Park’s chief risk officer all risks posed by Park’s compensation programs and makes all reasonable efforts required to limit any unnecessary risks these programs pose to Park and ensures that the programs do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of Park. The Compensation Committee’s role and its interaction with the full Board of Directors and other Board committees regarding compensation risk are more fully described under the heading “EXECUTIVE COMPENSATION - Compensation Committee Report” beginning on page 50. The Audit Committee discusses Park’s systems to monitor and manage business risk with management and Park’s Internal Audit Department. The Audit Committee assists the Board of Directors in overseeing audit risk, financial reporting risk, compliance risk and litigation risk. The Audit Committee’s role and its interaction with the full Board of Directors regarding the Audit Committee’s risk oversight responsibilities are more fully described under the heading “BOARD OF DIRECTORS STRUCTURE AND MEETINGS - Committees of the Board - Audit Committee” beginning on page 28.
Nominating Procedures
The Nominating Committee recommended the nominees identified in “ELECTION OF DIRECTORS (Proposal 1)” for election as directors of Park at the Annual Meeting. As detailed in the Nominating Committee’s charter, the Nominating Committee has the responsibility to identify and recommend to the full Board of Directors individuals qualified to become directors of Park.
Director Qualifications
Each director must be a shareholder of Park.
It is the sense of the full Board of Directors that each member should be an active leader in the member’s business or profession and in the member’s community. As a result, Park directors who experience a material change in their principal occupation, position, location or responsibility held when they were elected to the Board of Directors are to promptly, and then on an annual basis by January 1st of each year, if Board service continues, tender a letter of resignation to the Chairman of the Board together with a brief explanation of the change in primary employment. The Chairman of the Board will bring the matter before the next regularly scheduled meeting of the full Board of Directors which may, in its sole discretion, accept or reject the director’s offer to resign. Generally, a director is to no longer continue in service after age 82; however, individuals serving on the Board of Directors as of December 31, 2011 are grandfathered and not subject to this limitation.

A director is expected to submit his or her resignation if a loan from Park National Bank or one of its divisions to the director or an entity controlled by the director is classified “doubtful” or “loss” under applicable regulatory standards.
Criteria Considered by Nominating Committee
Park believes that Board membership should reflect the diversity of the markets served by the Park organization. The Nominating Committee takes into account many factors when considering candidates for the Board of Directors to ensure that the Board is comprised of directors with a variety of experiences and backgrounds, each of whom has high-level managerial experience and represents the interests of Park’s shareholders as a whole rather than those of special interest groups. The Nominating Committee utilizes its pool of existing directors of Park National Bank (and its divisions) as well as the significant network of business contacts of Park’s existing directors and executive officers as the primary source from which director candidates are identified. When evaluating individual director candidates, the Nominating Committee may consider those factors it deems appropriate, including:

•	whether the candidate has exhibited behavior indicating a commitment to the highest ethical standards;

•
whether the candidate has special skills, expertise and background that would complement the attributes of the existing Park directors, taking into consideration the diverse communities and geographics in which Park and our subsidiaries operate;

•
whether the candidate has achieved prominence in his or her business, governmental or professional activities, and has built a reputation that demonstrates the ability to make the kind of important and sensitive judgments that members of the Park Board of Directors are called upon to make;

•	whether the candidate possesses a willingness to challenge management while working constructively as a part of a team in an environment of collegiality and trust; and

•
whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director. Directors are to advise the Chairman of the Board and the Chair of the Nominating Committee in advance of accepting an invitation to serve on another public company board.

The Nominating Committee from time to time will identify other selection criteria for Board membership taking into account the current Board composition and striving to ensure that appropriate knowledge, skills and experience are represented.
Depending on the current needs of Park’s Board of Directors, certain factors may be weighed more or less heavily by the Nominating Committee. Diversity is considered by the Nominating Committee when evaluating potential nominees because the Board of Directors believes that Board membership should reflect not only the diversity of the markets served by Park and Park’s subsidiaries, but also diversity in the Board’s overall experience in business, government, education, technology and other areas relevant to the operations of Park and Park’s subsidiaries and diversity in the Board’s composition in terms of age, skills and other factors relevant to the business of Park and Park’s subsidiaries.
In considering candidates for the Board of Directors, the Nominating Committee evaluates the entirety of each candidate’s credentials. Other than the requirement that a candidate be a Park shareholder, there are no specific minimum qualifications that must be met by a Nominating Committee-recommended nominee. However, the Nominating Committee does believe that all members of the Board of Directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a director.
The Nominating Committee will consider candidates for the Board of Directors from any reasonable source, including shareholder recommendations. The Nominating Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used by the Nominating Committee or the full Board of Directors to date.
Nominating Guidelines for Shareholders
Shareholders may recommend director candidates for consideration by the Nominating Committee by writing to Brady T. Burt, Park’s Chief Financial Officer, Secretary and Treasurer, at our executive offices located at 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500. The recommendation must give the candidate’s name, age, business address or residence address, principal occupation or employment for the past five years, other public company boards on which the candidate serves, whether the candidate would qualify as an “independent director” under the applicable NYSE MKT Rules and the number of Park common shares beneficially owned by the candidate. The Nominating Committee may require additional information to determine the qualifications of the candidate recommended. The person making the recommendation must also include such person’s name and address as well as the number of Park common shares owned by such person.
Any shareholder who wishes to nominate an individual for election as a director at an annual meeting of the shareholders of Park must comply with the provisions of Park’s Regulations related to shareholder nominations. Shareholder nominations must be made in writing and delivered or mailed to Park’s President not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. However, if less than 21 days’ notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to Park’s President not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders. Nominations for the 2014 Annual Meeting must be received by David L. Trautman, Park’s President and Chief Executive Officer, by April 14, 2014. Each shareholder nomination must contain the following information to the extent known by the nominating shareholder:

•	the name and address of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the total number of Park common shares that will be voted for each proposed nominee;

•	the name and residence address of the nominating shareholder; and

•	the number of Park common shares beneficially owned by the nominating shareholder.

Nominations which do not comply with the above requirements and Park’s Regulations will be disregarded.

Communications with the Board of Directors
Although Park has not to date developed formal processes by which shareholders may communicate directly with directors, Park believes that the informal process, in which any communication sent to the Board of Directors, either generally or in care of the Chairman of the Board, the President and Chief Executive Officer, the Chief Financial Officer, Secretary and Treasurer, or another officer of Park, is forwarded to all members of the Board of Directors or specified individual directors, if applicable, has served the needs of the Board of Directors and Park’s shareholders. There is no screening process in respect of shareholder communications. All shareholder communications received by an officer of Park for the attention of the Board of Directors or specified individual directors are forwarded to the appropriate members of the Board.
Park’s Board of Directors, or one of the Board committees, may consider the development of more specific procedures related to shareholder communications with the Board. Until other procedures are developed and posted on the “Governance Documents” section of the “Investor Relations” page of Park’s website at www.parknationalcorp.com, any communication to the Board of Directors or to individual directors may be sent to the Board or one or more individual directors, in care of David L. Trautman, Park’s President and Chief Executive Officer, at our executive offices located at 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication,” as appropriate. All shareholder communications must identify the author as a shareholder of Park and clearly state whether the correspondence is directed to all members of the Board of Directors or to certain specified individual directors. All shareholder communications will be copied and circulated to the appropriate director or directors without any screening. Correspondence marked “personal and confidential” will be delivered to the intended recipient(s) without opening.
Transactions with Related Persons
Policies and Procedures with Respect to Related Person Transactions
On an annual basis, each director and each executive officer of Park must complete a Directors’ and Officers’ Questionnaire which requires disclosure of any transaction, arrangement or relationship with Park and/or any of our subsidiaries since the beginning of the last fiscal year in which the director or executive officer, or any member of his or her immediate family, has or had a direct or indirect interest. In addition, officers of Park and our subsidiaries must provide personal financial information annually as well as periodic information regarding the incurrence of indebtedness over $10,000. Park’s Retail Loan Department also reviews information quarterly for any outstanding loans with Park National Bank and/or one of its divisions in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. As a part of its review process, Park’s Retail Loan Department compares information on a quarterly basis to track originations of any new loans for a director or an executive officer, or any member of his or her immediate family, and reconciles all then current account information to ensure the data has been gathered and recorded accurately.
The Audit Committee of Park’s Board of Directors is responsible, under the terms of that Committee’s charter, for reviewing and overseeing procedures designed to identify related person transactions that are material to Park’s consolidated financial statements or otherwise require disclosure under applicable NYSE MKT Rules or applicable rules adopted by the SEC, including those transactions required to be disclosed under Item 404 of SEC Regulation S-K, or the rules of any other appropriate regulatory agency or body. All such transactions must be approved by the Audit Committee. Further, under the terms of Park’s Code of Business Conduct and Ethics, the Audit Committee is responsible for reviewing and overseeing all actions and transactions which involve the personal interest of a director or executive officer of Park and determining in advance whether any such action or transaction represents a potential conflict of interest. In addition, under the terms of Park’s Commercial Loan Policy, all loans made to directors of Park or one of our subsidiaries in excess of $500,000 must be approved by the full Board of Directors of Park or of Park National Bank. To the extent any transaction represents an ongoing business relationship with Park or any of our subsidiaries, such transaction must be reviewed annually and be on terms no more favorable than those which would be usual and customary in similar transactions between unrelated persons dealing at arms’ length.
Transactions Involving Subordinated Notes
2009 Subordinated Notes
On December 23, 2009, Park entered into a Subordinated Note Purchase Agreement with 38 “accredited investor” purchasers who purchased an aggregate principal amount of $35,250,000 of Park’s 10% Subordinated Notes due December 23, 2019 (each, a “2009 Note”). The 2009 Notes are intended to qualify as Tier 2 Capital under applicable regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). Each 2009 Note was purchased at a purchase price of 100% of the principal amount thereof.
The 2009 Notes mature on December 23, 2019 and are not secured by any assets of Park or any other collateral. Interest on the 2009 Notes is payable quarterly, at a fixed rate of 10% per annum. The 2009 Notes may not be prepaid by Park prior to December 23, 2014. Thereafter, Park may prepay all, or from time to time, any part of the 2009 Notes at 100% of the principal amount (plus accrued interest) without penalty, subject to any requirement under the applicable Federal Reserve Board regulations to obtain prior approval before making any prepayments.
The purchases of 2009 Notes were reviewed in accordance with the policies described above under the heading “Policies and Procedures with Respect to Related Person Transactions”.
2009 Notes were purchased by Maureen Buchwald individually and by a trust for the benefit of her daughter, C. Daniel DeLawder and his spouse, Harry O. Egger, John J. O’Neill (through a trust for his benefit), William T. McConnell, David L. Trautman and Leon Zazworsky. In addition, trusts for the benefit of Sarah Reese Wallace (the Former Director) and eight of her immediate family members purchased a total of nine 2009 Subordinated Notes. The following table sets forth certain information regarding the 2009 Notes issued to the current Park directors, Sarah Reese Wallace and related trusts.

Name	Aggregate Principal Amount of 2009 Notes Purchased		Interest Received during 2013 Fiscal Year
Maureen Buchwald	$1,000,000	$1,000,000	$100,000
Trust for the benefit of Karen Buchwald Wright, the daughter of Maureen Buchwald	$1,000,000	$1,000,000	$100,000
C. Daniel DeLawder and his spouse	$750,000	$750,000	$75,000
Harry O. Egger	$100,000	$100,000	$10,000
John J. O’Neill (through a trust for his benefit)	$2,000,000	$2,000,000	$200,000
William T. McConnell (1)	$1,000,000	$1,000,000	$100,000	(1)

Name	Aggregate Principal Amount of 2009 Notes Purchased		Interest Received during 2013 Fiscal Year
David L. Trautman	$200,000	$200,000	$20,000
Trusts for the benefit of Sarah Reese Wallace and eight of her immediate family members	$7,000,000	$7,000,000	$700,000
Leon Zazworsky	$1,000,000	$1,000,000	$100,000
___________________
(1)    Effective November 22, 2012, Mr. McConnell transferred to his daughter Jennifer W. McConnell as a gift the 2009 Note which had been issued to Mr. McConnell. All of the $100,000 aggregate amount of interest paid during the 2013 fiscal year with respect to this 2009 Note was received by Ms. McConnell.
2012 Subordinated Notes
On April 20, 2012, Park entered into a Subordinated Note Purchase Agreement with 56 “accredited investor” purchasers who purchased an aggregate principal amount of $30,000,000 of Park’s 7% Subordinated Notes due April 20, 2022 (each, a “2012 Note”). The 2012 Notes are also intended to qualify as Tier 2 Capital under applicable Federal Reserve Board regulations. Each 2012 Note was purchased at a purchase price of 100% of the principal amount thereof.
The 2012 Notes mature on April 20, 2022 and are not secured by any assets of Park or any other collateral. Interest on the 2012 Notes is payable quarterly, at a fixed rate of 7% per annum. The 2012 Notes may not be prepaid by Park prior to April 20, 2017. Thereafter, Park may prepay all, or from time to time, any part of the 2012 Subordinated Notes at 100% of the principal amount (plus accrued interest) without penalty, subject to any requirement under the applicable Federal Reserve Board regulations to obtain prior approval before making any prepayments.
The purchases of 2012 Notes were reviewed in accordance with the policies described above under the heading “Policies and Procedures with Respect to Related Person Transactions”.
2012 Notes were purchased by Maureen Buchwald individually and by a trust for the benefit of her daughter, C. Daniel DeLawder and his spouse, Harry O. Egger, Stephen J. Kambeitz, William T. McConnell, Mr. McConnell’s daughter Jennifer W. McConnell, Robert E. O’Neill (through a related limited liability company), Rick R. Taylor, Mr. Taylor’s brother Jon S. Taylor (through a limited liability company of which Jon S. Taylor was the sole member) and Leon Zazworsky. In addition, trusts for the benefit of three immediate family members of Sarah Reese Wallace purchased a total of four 2012 Notes. The following table sets forth certain information regarding the 2012 Notes issued to current Park directors, Sarah Reese Wallace and their respective family members and trusts and other entities related to these individuals and their respective family members.

Name	Aggregate Principal Amount of 2012 Notes Purchased		Interest Received during 2013 Fiscal Year
Maureen Buchwald	$1,000,000	$1,000,000	$70,000
Trust for the benefit of Karen Buchwald Wright, the daughter of Maureen Buchwald	$1,750,000	$1,750,000	$122,500
C. Daniel DeLawder and his spouse	$500,000	$500,000	$35,000
Harry O. Egger	$100,000	$100,000	$7,000
Stephen J. Kambeitz	$250,000	$250,000	$17,500
William T. McConnell	$300,000	$300,000	$21,000
Jennifer W. McConnell (1)	$100,000	$100,000	$7,000
Robert E. O’Neill (through a related limited liability company) (2)	$400,000	$400,000	$28,000
Rick R. Taylor	$200,000	$200,000	$14,000
The Taylor Family Foundation (3)	$300,000	$300,000	$21,000
Trusts for the benefit of three immediate family members of Sarah Reese Wallace	$4,000,000	$4,000,000	$280,000
Leon Zazworsky	$1,000,000	$1,000,000	$70,000
________________________
(1)    Jennifer W. McConnell is the daughter of William T. McConnell.
(2)    O’Neill Investments, LLC, a limited liability company as to which Robert E. O’Neill and his brother Henry E. O’Neill are co-managing members, purchased a 2012 Note in the principal amount of $400,000.
(3)    Hejon Properties Ltd. (also known as HEJON, LLC), a limited liability company as to which Jon S. Taylor, the brother of Rick R. Taylor, was the sole member, purchased a 2012 Note in the principal amount of $300,000. Following the dissolution of Hejon Properties Ltd. on July 22, 2013 and the subsequent death of Jon S. Taylor on July 23, 2013, the 2012 Note was transferred to The Taylor Family Foundation, an organization described in Section 501(c)(3) of the Internal Revenue Code and operated for the benefit and support of The Ashland County Community Foundation. Rick R. Taylor is the President of The Taylor Family Foundation and serves as one of the five members of the Board of Directors of the Foundation.
Banking Transactions
During Park’s 2013 fiscal year, certain of the current directors and executive officers of Park, the Former Director as well as members of their respective immediate families and firms, corporations or other entities with which they are affiliated, were customers of and had banking transactions (including loans and loan commitments) with Park National Bank and/or one or more of the divisions of Park National Bank in the ordinary course of their respective businesses and in compliance with applicable federal and state laws and regulations. It is expected that similar banking transactions will be entered into in the future. Loans to these persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Park or one of our subsidiaries. These loans have been, and are presently, subject to no more than a normal risk of uncollectibility and present no other unfavorable features. At the close of business on December 31, 2013, the aggregate principal balance of loans to the 14 individuals currently serving as directors of Park and the current executive officers of Park, together with their respective associates, as a group was approximately $37.7 million. As of the date of this proxy statement, each of the loans described in this paragraph was performing in accordance with its original terms. Each of the loans described in this paragraph was subject to our written policies, procedures and standard underwriting criteria applicable to loans generally as well as made in accordance with the requirements of Regulation O promulgated by Federal Reserve Board governing prior approval of the loan by the Board of Directors of Park National Bank (or the division of Park National Bank) making the loan.
BOARD OF DIRECTORS STRUCTURE AND MEETINGS
Meetings of the Board of Directors and Attendance at Annual Meetings of Shareholders
The Board of Directors held six meetings during the 2013 fiscal year. Each incumbent director of Park attended at least 75% of the aggregate of the total number of meetings held by the full Board of Directors and the total number of meetings held by the Board committees on which he or she served, in each case during the period of his or her service. In accordance with applicable NYSE MKT Rules and Park’s Corporate Governance Guidelines, the independent directors meet in executive session (without the presence of management and non-independent directors) on a regular basis but not less than twice each year. Such meetings have historically been held immediately following each regular meeting of the full Board of Directors.
Park encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. All of the twelve then incumbent directors and the three then new director nominees attended Park’s last annual meeting of shareholders held on April 22, 2013.
Board Leadership
During the 2013 fiscal year, C. Daniel DeLawder served as both Park’s Chairman of the Board and Park’s Chief Executive Officer. As of January 1, 2014, David L. Trautman became Park’s Chief Executive Officer in addition to Park’s President; while Mr. DeLawder continues to serve as Park’s Chairman of the Board and as a full-time executive employee of Park. On January 23, 2012, the Nominating Committee recommended, and the Board of Directors appointed, Leon Zazworsky as the Lead Director for Park, a position which Mr. Zazworsky continues to hold. Park’s management and Board of Directors believe that the Lead Director position augments Park’s strong history of shareholder-focused leadership. The Board of Directors retains the authority to modify this structure to best address Park’s unique circumstances as and when the Board deems appropriate.
The Board of Directors believes that its current leadership structure is efficient and effective for Park for the following reasons:

•
The Chief Executive Officer’s day-to-day management and operation of Park and execution of Park’s strategy provides the Chief Executive Officer with a comprehensive understanding of Park’s performance and strategic priorities, which is crucial for leading discussions by the Board of Directors and executing strategy.

•	The Chief Executive Officer, working closely with the Chairman of the Board, supplemented by the Lead Director position, promotes strategy development and execution and facilitates the flow of information between management and the Board of Directors, which are essential to effective corporate governance.

•
Taken together, the Lead Director position, and the Chief Executive Officer and the Chairman of the Board positions foster clear accountability, effective decision-making and alignment on corporate strategy. The Chairman of the Board and the Lead Director confer on the calendar and agendas for the meetings of the Board of Directors and the Lead Director chairs the executive session of each Board meeting, reporting the results of those executive sessions to the Chairman of the Board. The Lead Director also has the authority to call meetings of the independent directors.

•
Leon Zazworsky, in his capacity as the Lead Director, serves as liaison between the Chief Executive Officer, the Chairman of the Board and the independent directors. As discussed in his biographical information beginning on page 11 of this proxy statement, Mr. Zazworsky has decades of experience not only with the Park organization, but also as the owner/operator of several successful private businesses. Park’s management and Board of Directors believe he has executed and will continue to execute his Lead Director duties with the same care and concern he has brought to the Board of Directors of Park National Bank (Park’s lead subsidiary) since 1991 and to the Park Board of Directors since 2003.

The role of the Board of Directors and its committees in the oversight of risk affirms the current Board leadership structure. That is, the current leadership structure supports measured risks, yet monitors and controls them to the benefit of all shareholders.
Committees of the Board
During the 2013 fiscal year, the Board of Directors had six standing committees which held regularly scheduled meetings - the Audit Committee, the Compensation Committee, the Executive Committee, the Investment Committee, the Nominating Committee and the Risk Committee.
Audit Committee
The Board of Directors has an Audit Committee which was established in accordance with Section 3(a)(58)(A) of the Exchange Act and is currently comprised of Stephen J. Kambeitz (Chair), Donna M. Alvarado, Maureen Buchwald, Timothy S. McLain, Dr. Charles W. Noble and Robert E. O’Neill. Ms. Buchwald and Messrs. Kambeitz and McLain also served as members of the Audit Committee during the entire 2013 fiscal year. Mr. Leon Zazworsky also served as a member of the Audit Committee from January 1, 2013 until April 22, 2013. Ms. Alvarado, Dr. Noble and Mr. O’Neill were appointed to the Audit Committee effective April 22, 2013 upon their initial election as members of Park’s Board of Directors. Upon the recommendation of the Nominating Committee, the Board of Directors has determined that each current member of the Audit Committee qualifies, and that during his period of service in the 2013 fiscal year Mr. Zazworsky qualified, as an independent director under the applicable NYSE MKT Rules and under SEC Rule 10A-3.
Upon the recommendation of the Nominating Committee, the Board of Directors has also determined that each of Ms. Buchwald, Mr. Kambeitz and Mr. McLain qualifies as an “audit committee financial expert” for purposes of Item 407(d)(5) of SEC Regulation S-K. Ms. Buchwald served as Vice President of Administration and Secretary of the Board of Directors of Ariel Corporation for more than 20 years prior to her retirement in 1997. In her capacity as Vice President of Administration, Ms. Buchwald oversaw the accounting functions of Ariel Corporation. Mr. Kambeitz has served as President since 2008, and served as Chief Financial Officer from 2001 to 2008, of R.C. Olmstead, Inc. and prior to thereto, served as Chief Financial Officer from 1999 to 2001 of Lighthouse Financial Services, Inc. Mr. Kambeitz’s past professional experience includes service in financial or accounting roles with Fifth Third Bank; State Savings Company, where he served as Chief Financial Officer; Calibre Corporation; Worthington Industries, Inc.; and Peat, Marwick, Mitchell and Company. Mr. McLain is a Certified Public Accountant who has been associated with the firm McLain, Hill, Rugg & Associates, Inc. since 1979, serving as Vice President since 1991. In addition to the qualification of each of Ms. Buchwald, Mr. Kambeitz and Mr. McLain as an “audit committee financial expert,” Park’s Board of Directors strongly believes that each of the members of the Audit Committee is highly qualified to discharge the member’s duties on behalf of Park and our subsidiaries and satisfies the financial literacy requirement of the NYSE MKT Rules. Park’s Board of Directors also believes that each of Ms. Alvarado, Ms. Buchwald, Mr. Kambeitz, Mr. McLain and Mr. O’Neill satisfies the financial sophistication requirement of the NYSE MKT Rules.
The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Audit Committee Charter”). A copy of the Audit Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com. At least annually, the Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter and recommends changes to the full Board of Directors as necessary.
The Audit Committee is responsible, among other things, for:

•	overseeing the accounting and financial reporting processes of Park and our subsidiaries;

•
overseeing the audits of the consolidated financial statements of Park and reviewing the annual and interim consolidated financial statements of Park with Park’s independent registered public accounting firm and Park’s management;

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appointing, compensating and overseeing the work of the independent registered public accounting firm engaged by Park for the purpose of preparing or issuing an audit report or performing related work for Park or any of our subsidiaries;

•	determining hiring policies for employees or former employees of Park’s independent registered public accounting firm;

•
appointing and determining the compensation for the Chief Auditor (the Head of the Internal Audit Department), reviewing and approving the Internal Audit Department budget, determining the compensation for all of the staff auditors, reviewing and approving the Internal Audit Procedures Manual and overseeing the work of the Internal Audit Department;

•
instituting procedures for the receipt, retention and treatment of complaints received by Park regarding accounting, internal accounting controls or auditing matters, which procedures are outlined in Park’s Code of Business Conduct and Ethics;

•
reviewing and, when appropriate, approving transactions with Park and/or any of our subsidiaries in which a director or executive officer of Park, or any member of his or her immediate family, has a direct or indirect interest;

•	reviewing all significant regulatory examination findings requiring corrective action; and

•	assisting the Board of Directors in the oversight of:

•	the integrity of Park’s consolidated financial statements and the effectiveness of Park’s internal control over financial reporting;

•	the performance of Park’s independent registered public accounting firm and Park’s Internal Audit Department;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the legal compliance and ethics programs established by Park’s management and the full Board of Directors, including the Code of Business Conduct and Ethics.

In addition, the Audit Committee reviews and pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm to Park or any of our subsidiaries and ensures that the independent registered public accounting firm is not engaged to perform the specific non-audit services prohibited by law, rule or regulation. The Audit Committee will also carry out any other responsibilities delegated to the Audit Committee by the full Board of Directors.
The Audit Committee met nine times during the 2013 fiscal year. The Audit Committee’s report relating to the 2013 fiscal year begins at page 70.
Compensation Committee
The Board of Directors has a Compensation Committee which is currently comprised of F. William Englefield IV (Chair), Stephen J. Kambeitz, Timothy S. McLain and Leon Zazworsky. Messrs. Englefield, McLain and Zazworsky also served as members of the Compensation Committee during the entire 2013 fiscal year. Mr. Kambeitz was appointed to the Compensation Committee effective April 22, 2013. Upon the recommendation of the Nominating Committee, the Board of Directors has determined that each member of the Compensation Committee satisfies the independence standards for members of a compensation committee included in Section 805(c)(1) of the NYSE MKT Company Guide. In addition, each Compensation Committee member qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and each of Messrs. Englefield and McLain qualifies as a “non-employee director” for purposes of SEC Exchange Act Rule 16b-3. Any member of the Compensation Committee who does not qualify as a “non-employee director” or as an “outside director” is required to abstain from voting on all matters as to which such classification would be relevant.
The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Compensation Committee Charter”). A copy of the Compensation Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com. The Compensation Committee periodically reviews and reassesses the adequacy of the Compensation Committee Charter and recommends changes to the full Board of Directors as necessary.
The Compensation Committee’s primary responsibilities include:

•
reviewing with Park’s management and approving the general compensation policy for the executive officers of Park and those other employees of Park and our subsidiaries whom the full Board of Directors directs;

•
evaluating the performance of Park’s executive officers in light of goals and objectives approved by the Compensation Committee and determining those executive officers’ compensation based on that evaluation;

•
administering Park’s incentive compensation plans, equity-based plans and any other plans requiring Compensation Committee administration and approving awards as required to comply with applicable laws, rules and regulations;

•
overseeing the preparation of the compensation discussion and analysis (and related disclosures) and recommending to the full Board of Directors the inclusion of such compensation discussion and analysis in the annual proxy statement of Park in accordance with applicable NYSE MKT Rules and applicable SEC rules;

•	recommending to the Board of Directors the compensation for directors;

•	reviewing and making recommendations to the full Board of Directors with respect to incentive compensation plans and equity-based plans in accordance with applicable laws, rules and regulations;

•
reviewing and approving any compensation-related matters to be considered by the shareholders at the annual meeting of shareholders and recommending any actions to be taken by the full Board of Directors with respect to those proposals;

•
reviewing and making recommendations to the full Board of Directors regarding the frequency with which Park should submit to the shareholders an advisory vote on the compensation of Park’s named executive officers;

•
reviewing the results of any shareholder advisory vote on the compensation of Park’s named executive officers and evaluating the executive compensation policies and practices of Park and our subsidiaries in light of such advisory vote;

•
annually reviewing the risks that arise from the compensation policies and practices of Park and our subsidiaries and determining whether such risks are reasonably likely to have a material adverse effect on Park;

•
reviewing and assessing the independence of the Compensation Committee’s compensation consultants, legal counsel and other advisers, in accordance with applicable NYSE MKT Rules and applicable SEC rules; and

•
reviewing and evaluating any conflict of interest raised by the work performed by any compensation consultant for the Compensation Committee or Park and/or our subsidiaries and recommending any actions to be taken by Park and/or our subsidiaries.

The Compensation Committee reviews Park’s organizational structure and succession plans for Park’s executive officers with the full Board of Directors as needed. The Compensation Committee also carries out any other responsibilities delegated to the Compensation Committee by the full Board of Directors.
The Compensation Committee has the authority to retain one or more compensation consultants to assist in the evaluation of director and executive officer compensation. The Compensation Committee has sole authority to retain and terminate any such compensation consultants, including sole authority to approve the consultants’ fees and other retention terms.

During 2013, the Compensation Committee retained Pay Governance LLC to assist the Compensation Committee in structuring the compensation program for Park’s executive officers. Please see the discussion under the heading “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Process Used to Set Compensation for 2013 - Role of Outside Advisers” beginning on page 41 for a detailed explanation of the services rendered by Pay Governance.
At its December 12, 2013 meeting, the Compensation Committee conducted an assessment to evaluate whether the work performed and to be performed by Pay Governance raises a conflict of interest or compromises the independence of Pay Governance. This assessment included the consideration of the six factors listed in SEC Rule 10C‑1(b)(4)(i) through (vi) and restated as Section 805(c)(4) in the NYSE MKT Company Guide. Based upon its assessment, the Compensation Committee unanimously determined that: (a) the work performed and to be performed by Pay Governance had not raised and did not raise any conflict of interest or compromise the independence of Pay Governance; and (b) Pay Governance qualified as independent for purposes of SEC Rule 10C-1(b)(4) and Section 805(c) of the NYSE MKT Company Guide. The Compensation Committee has also determined that since December 12, 2013, there have been no changes in circumstances through the date of this proxy statement which would require the Compensation Committee to change its determinations.
The Compensation Committee met three times during the 2013 fiscal year. The compensation discussion and analysis regarding executive compensation for the 2013 fiscal year begins at page 38 and the Compensation Committee Report for the 2013 fiscal year begins on page 50.
Executive Committee
The Board of Directors has an Executive Committee which is currently comprised of C. Daniel DeLawder (Chair), David L. Trautman (Vice Chair), Harry O. Egger, F. William Englefield IV, John J. O’Neill and Leon Zazworsky. Each member of the Executive Committee (other than David L. Trautman who served as a non-member Secretary to the Executive Committee) also served during the entire 2013 fiscal year. In addition, William T. McConnell served as a member of the Executive Committee throughout the 2013 fiscal year and until January 27, 2014. On January 27, 2014, Mr. Trautman was appointed to the Executive Committee to succeed Mr. McConnell. On the same date, Mr. DeLawder was appointed to succeed Mr. McConnell as Chair of the Executive Committee and Mr. Trautman was appointed to succeed Mr. DeLawder as Vice Chair of the Executive Committee.
The Executive Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors on January 27, 2014 (the “Executive Committee Charter”). A copy of the Executive Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com. The Executive Committee will periodically review and reassess the adequacy of the Executive Committee Charter and recommend changes to the full Board of Directors as necessary.
The Executive Committee acts in place of, and on behalf of, the full Board of Directors in the intervals between meetings of the Board of Directors. The Executive Committee has all of the authority of the full Board of Directors, other than the authority (a) to fill vacancies on the Board of Directors or in any Board committee, (b) to amend Park’s Regulations, (c) that has been delegated by the full Board of Directors exclusively to other Board committees and (d) that applicable law or Park’s governing documents do not permit to be delegated to a Board committee. The Executive Committee also assists the Board of Directors in overseeing the staff employees who perform independent loan review functions at the subsidiaries of Park and determines the compensation of these staff employees.
The Executive Committee met nine times during the 2013 fiscal year.

Investment Committee
The Board of Directors has an Investment Committee which is currently comprised of David L. Trautman (Chair), C. Daniel DeLawder, Harry O. Egger, William T. McConnell, John J. O’Neill and Rick R. Taylor. Each member of the Investment Committee also served during the entire 2013 fiscal year. The Investment Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors on January 27, 2014 (the “Investment Committee Charter”). A copy of the Investment Committee Charter is posted on the Internet Web site at www.parknationalcorp.com. The Investment Committee will periodically review and reassess the adequacy of the Investment Committee Charter and recommend changes to the full Board of Directors as necessary.
The Investment Committee assists the Board of Directors in monitoring management’s implementation and enforcement of Park’s Investment Policy, Borrowing Policy and Asset/Liability Management Policy. The Investment Committee’s primary responsibilities include:

•	monitoring the management of the investment securities portfolio of Park and Park National Bank;

•	reviewing the status of the investment securities portfolio of Park and Park National Bank;

•	monitoring compliance with both external regulations and Park’s Investment Policy governing the investments and categories of investments for Park and Park National Bank;

•
reviewing significant risk exposures facing Park and Park National Bank, including various risks within the investment securities portfolio, and the steps management is taking to monitor, report and control such exposures;

•	monitoring and reporting on the liquidity position of Park and the liquidity management activities undertaken by Park to ensure adequate liquidity;

•	monitoring and reporting on the management of the overall interest rate risk position of Park and Park National Bank;

•	monitoring and reporting on trends in the economy in general and interest rates in particular; and

•	overseeing and approving the management of counterparty credit risk
The Investment Committee met four times during the 2013 fiscal year.
Nominating Committee
The Board of Directors has a Nominating Committee which is currently comprised of Donna M. Alvarado (Chair), F. William Englefield IV, Robert E. O’Neill and Leon Zazworsky. Messrs. Englefield and Zazworsky also served as members of the Nominating Committee during the entire 2013 fiscal year. Ms. Alvarado and Mr. O’Neill were appointed to the Nominating Committee effective April 22, 2013 upon their initial election as members of Park’s Board of Directors. Sarah Reese Wallace also served on the Nominating Committee from January 1, 2013 until her July 29, 2013 resignation from Park’s Board of Directors. The Board of Directors has determined that each current member of the Nominating Committee qualifies, and that during her period of service on the Nominating Committee in the 2013 fiscal year Ms. Wallace qualified, as an independent director under the applicable NYSE MKT Rules.

The Nominating Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Nominating Committee Charter”). A copy of the Nominating Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com. The Nominating Committee periodically reviews and reassesses the adequacy of the Nominating Committee Charter and recommends changes to the full Board of Directors as necessary.
The primary purpose of the Nominating Committee is to identify qualified candidates for election, nomination or appointment to the Board of Directors and to recommend to the full Board a slate of director nominees for each annual meeting of the shareholders of Park or as vacancies occur between annual meetings of the shareholders. In addition, the Nominating Committee provides oversight on matters surrounding the composition and operation of the Board of Directors, including the evaluation of Board performance and processes, and makes recommendations to the full Board in the areas of Board committee selection, including Board committee chairpersons and committee rotation practices. At least once every two years, the Nominating Committee is to review the operations and effectiveness of the full Board of Directors including the size of the Board and the collective Board performance as well as the performance of each Board committee. At least once every two years, the Nominating Committee also reviews Park’s Code of Business Conduct and Ethics and recommends changes to the full Board of Directors as necessary. The Nominating Committee also carries out any other responsibilities delegated to the Nominating Committee by the full Board of Directors.
The Nominating Committee met three times during the 2013 fiscal year.
Risk Committee
The Board of Directors has a Risk Committee which is currently comprised of Leon Zazworsky (Chair), Donna M. Alvarado and Rick R. Taylor. Messrs. Zazworsky and Taylor also served as members of the Risk Committee during the entire 2013 fiscal year. Ms. Alvarado was appointed to the Risk Committee effective April 22, 2013 upon her initial election as a member of Park’s Board of Directors. Sarah Reese Wallace also served on the Risk Committee from January 1, 2013 until her July 29, 2013 resignation from Park’s Board of Directors.
The Risk Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Risk Committee Charter”). A copy of the Risk Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com. At least annually, the Risk Committee reviews and reassesses the adequacy of the Risk Committee Charter and recommends changes to the full Board of Directors as necessary.
The Risk Committee assists the Board of Directors in monitoring management’s implementation and enforcement of Park’s risk management framework. The Risk Committee’s primary duty and responsibility is to ensure that Park has in place an appropriate enterprise-wide process to identify, assess, monitor and control Park’s credit, market, liquidity, operational, legal and reputational risks (specifically excluding audit, financial reporting, compliance and litigation risks which are the primary responsibilities of the Audit Committee). The Risk Committee reviews and assesses the Park Risk Management Policy annually and recommends changes to the full Board of Directors as necessary. The Risk Committee reviews and approves Park’s risk management framework, monitors the level and trend of key risks, and monitors management’s compliance with risk tolerances established by the Board of Directors and Park’s policies. Park’s chief risk officer meets with the Risk Committee at least quarterly, including in executive session, and provides reports to the Risk Committee regarding Park’s risk assessment and risk profile.
The Risk Committee met six times during the 2013 fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of Park’s Board of Directors is currently comprised of F. William Englefield IV (Chair), Stephen J. Kambeitz, Timothy S. McLain and Leon Zazworsky. Messrs. Englefield, McLain and Zazworsky also served as members of the Compensation Committee during the entire 2013 fiscal year. Mr. Kambeitz was appointed to the Compensation Committee effective April 22, 2013. All of the current members of the Compensation Committee are independent directors for purposes of the applicable NYSE MKT Rules and none of them is a present or past employee or officer of Park or any of our subsidiaries. During the 2013 fiscal year, none of Park’s executive officers served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on Park’s Board of Directors or Compensation Committee.
Each of Messrs. Englefield, Kambeitz, McLain and Zazworsky as well as firms, corporations or other entities with which they are affiliated were customers of and had banking transactions (including loans and loan commitments) with Park National Bank, in the ordinary course of their respective businesses and in compliance with applicable federal and state laws and regulations. The loans to these persons were made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Park or one of our subsidiaries. In addition, the loans to these persons have been, and are presently, subject to no more than a normal risk of uncollectibility and present no other unfavorable features.
On December 23, 2009, Leon Zazworsky purchased a 2009 Note in the principal amount of $1,000,000, at a purchase price of 100% of the principal amount thereof. The 2009 Note matures on December 23, 2019. Interest on the 2009 Note is payable quarterly, at a fixed rate of 10% per annum. During the period from January 1, 2013 through March 10, 2014, Mr. Zazworsky was paid interest in the aggregate amount of $100,000 ($100,000 during the 2013 fiscal year).
On April 20, 2012, Stephen J. Kambeitz purchased a 2012 Note in the principal amount of $250,000 and Leon Zazworsky purchased a 2012 Note in the principal amount of $1,000,000. Each 2012 Note was purchased at a purchase price of 100% of the principal amount thereof. The 2012 Notes mature on April 20, 2022. Interest on the 2012 Notes is payable quarterly, at a fixed rate of 7% per annum. During the period from January 1, 2013 through March 10, 2014, Mr. Kambeitz was paid interest in the aggregate amount of $17,500 ($17,500 during the 2013 fiscal year) and Mr. Zazworsky was paid interest in the aggregate amount of $70,000 ($70,000 during the 2013 fiscal year).
EXECUTIVE OFFICERS
The following are the executive officers of Park, all of whom are elected annually and serve at the pleasure of the Board of Directors of Park. This table lists each executive officer’s age as of the date of this proxy statement as well as the positions presently held by each executive officer with Park and our principal subsidiaries and his individual business experience.

Name	Age	Positions Held with Park and Our Principal Subsidiaries and Principal Occupation
C. Daniel DeLawder	64
Chairman of the Board since January 2005, a member of the Board of Directors since April 1994, Chief Executive Officer from January 1999 to December 2013, and President from 1994 to December 2004, of Park; Chairman of the Board since January 2005, a member of the Board of Directors since 1992, Chief Executive Officer from January 1999 to December 2013, President from 1993 to December

Name	Age	Positions Held with Park and Our Principal Subsidiaries and Principal Occupation

Chairman of the Board since January 2005, a member of the Board of Directors since April 1994, Chief Executive Officer from January 1999 to December 2013, and President from 1994 to December 2004, of Park; Chairman of the Board since January 2005, a member of the Board of Directors since 1992, Chief Executive Officer from January 1999 to December 2013, President from 1993 to December 2004 and Executive Vice President from 1992 to 1993, of Park National Bank; a member of the Board of Directors from 1985 to March 2006, Chairman of the Board of Directors from 1989 to 2003, and President from 1985 to 1992, of the Fairfield National Division; a member of the Board of Directors of the Richland Bank Division from 1997 to January 2006; a member of the Board of Directors of the Second National Bank Division from 2000 to March 2006; a member of the Board of Directors of Vision Bank from March 2007 to February 2012; a director of the Federal Reserve Bank of Cleveland from 2007 to 2012; a member of the Board of Trustees of Ohio University, Athens, Ohio, from 2000 to 2009 (for the last two years, also served as Chairman of the Board of Trustees). Mr. DeLawder also serves as the Chair of the Executive Committee and as a member of the Investment Committee of Park’s Board of Directors.

David L. Trautman	52
Chief Executive Officer since January 2014, President since January 2005, a member of the Board of Directors since January 2005 and Secretary from July 2002 to December 2013, of Park; President since January 2005 and a member of the Board of Directors since 2002 of Park National Bank; Chairman of the Board from March 2001 to March 2006, a member of the Board of Directors from May 1997 to March 2006, and President and Chief Executive Officer from May 1997 to February 2002, of the First-Knox National Bank Division; Executive Vice President from February 2002 to December 2004 and Vice President from July 1993 to June 1997 of Park National Bank; a member of the Board of Directors of the United Bank Division from 2000 to March 2006. Mr. Trautman also serves as Vice Chair of the Executive Committee and as Chair of the Investment Committee of Park’s Board of Directors.

Brady T. Burt	41
Secretary since January 2014, Treasurer since April 2013, Chief Financial Officer since December 19, 2012 and Chief Accounting Officer from April 2007 to December 19, 2012, of Park; Senior Vice President and Chief Financial Officer since December 19, 2012 and Vice President and Chief Accounting Officer from April 2007 to December 19, 2012, of Park National Bank; Executive Vice President and Chief Financial Officer of Vail Banks, Inc. (the parent company for West Star Bank of Vail, Colorado) from June 2005 until November 2006. Vail Banks, Inc. was sold to U.S. Bancorp in September 2006.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
(Proposal 2)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and corresponding SEC rules enable Park’s shareholders to vote to approve, on an advisory and non-binding basis, the compensation of Park’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. Accordingly, the following resolution will be submitted for shareholder approval at the Annual Meeting:
“RESOLVED, that the shareholders of Park National Corporation (“Park”) approve, on an advisory basis, the compensation of Park’s named executive officers as disclosed in Park’s proxy statement for its 2014 Annual Meeting of Shareholders pursuant to Item 402 of SEC Regulation S-K, including in the “Compensation Discussion and Analysis”, the “Summary Compensation Table for 2013”, and the related executive compensation tables, notes and narratives.”
The Board of Directors believes that Park’s compensation policies and procedures, which are reviewed and approved by the Compensation Committee, are effective in aligning the compensation of Park’s named executive officers with Park’s short-term goals and long-term success and that such compensation and incentives are designed to attract, retain and motivate Park’s key executives who are directly responsible for Park’s continued success. The Board of Directors believes that Park’s compensation policies and practices do not threaten the value of Park or the investments of Park’s shareholders or create incentives to engage in behaviors or business activities that are reasonably likely to have a material adverse impact on Park. The Board of Directors further believes that Park’s culture focuses executives on sound risk management and appropriately rewards executives for performance. The Board of Directors further believe that Park’s compensation policies and procedures are reasonable in comparison both to Park’s peer financial services holding companies and to Park’s performance during the 2013 fiscal year.
Similar “Say on Pay” proposals were approved by a significant majority of the common shares voted at Park’s 2013 Annual Meeting as well as at each of Park’s 2012 Annual Meeting of Shareholders, 2011 Annual Meeting of Shareholders, 2010 Annual Meeting of Shareholders and 2009 Annual Meeting of Shareholders, when the “Say on Pay” proposals were required to be submitted to Park’s shareholders in connection with Park’s participation in the U.S. Treasury’s TARP Capital Purchase Program. Park exited the TARP Capital Purchase Program on April 25, 2012.
Shareholders are encouraged to carefully review the information provided in this proxy statement regarding the compensation of Park’s named executive officers in the section captioned “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis” beginning on page 38 of this proxy statement.
Because your vote is advisory, the outcome of the vote will not: (i) be binding upon Park’s Board of Directors or the Compensation Committee with respect to future executive compensation decisions, including those relating to Park’s named executive officers, or otherwise; (ii) overrule any decision made by Park’s Board of Directors or the Compensation Committee; or (iii) create or imply any additional fiduciary duty by Park’s Board of Directors or the Compensation Committee. However, the Compensation Committee expects to take into account the outcome of the advisory vote when considering future executive compensation arrangements.

Recommendation and Vote Required
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF PARK VOTE “FOR” THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF PARK’S NAMED EXECUTIVE OFFICERS.
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the non-binding advisory resolution to approve the compensation paid to Park’s named executive officers as disclosed in this proxy statement. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
Park’s executive compensation program is managed by the Compensation Committee with input from management and outside advisors as appropriate. The Compensation Committee oversees Park’s executive compensation plans and policies, administers Park’s equity-based compensation plans and annually reviews the compensation of Park’s executive officers. In particular, the Compensation Committee determines the compensation of Park’s named executive officers (“NEOs”), consisting of the following individuals for 2013:

•	C. Daniel DeLawder, Chairman of the Board and Chief Executive Officer (the “Chairman/CEO”)

•	David L. Trautman, President

•	Brady T. Burt, Chief Financial Officer (the “CFO”)
Overall, the Compensation Committee believes the NEOs have been paid conservatively. Their total cash compensation (base salary and annual incentive compensation) has been between the 25th and 50th percentiles of total cash compensation paid to executive officers with similar duties by Park’s peer financial services holding companies in the Midwest Regional Peer Group, which is described on page 42 (the “Midwest Regional Peer Group”). Furthermore, total direct compensation (which includes the value of long-term equity-based awards as well as base salaries and annual incentive compensation) for Park’s NEOs was positioned between the Midwest Regional Peer Group’s 10th and 25th percentiles or well below medians. In comparison, Park’s annual financial performance has historically been superior to that of the median of Park’s peer financial services holding companies, including the Midwest Regional Peer Group and the $3 billion to $10 billion Peer Group described below, which was also the case again in 2013.
In addition, when considering the effectiveness of Park’s compensation program for NEOs in 2013, shareholders should consider that:

•
By most measures, Park’s performance in 2013 continued to exceed the median results of all other financial services holding companies in the United States with assets of $3 billion to $10 billion. As of December 31, 2013, there were 128 financial services holding companies in this peer group (the “$3 billion to $10 billion Peer Group”), a list of which is included as Appendix A to this proxy statement.

•
Base salaries for the Chairman/CEO and the President were not changed for 2013 and have not changed in the past three fiscal years. The Compensation Committee decided to leave base salaries unchanged for 2013 for the Chairman/CEO and the President as the Compensation Committee evaluated the structure of Park’s executive compensation program and anticipated Mr. Trautman’s succession to Mr. DeLawder as CEO. The base salary for Mr. Burt was well below that of other CFOs at financial services holding companies in the Midwest Regional Peer Group and was increased to reduce this difference and reflect his promotion into the CFO role in late 2012.

•
Annual incentive compensation awards paid in 2013 (which had been earned in respect of 2012 performance) continued to be relatively modest, amounting to approximately 20% of 2013 base salary for the Chairman/CEO, the President and the CFO.

•	While shareholders approved the Park National Corporation 2013 Long-Term Incentive Plan (the “2013 LTIP”) at Park’s 2013 Annual Meeting, no awards were granted under the 2013 LTIP during 2013.

•
NEOs receive the same fringe benefits as other employees, except that Park maintains a supplemental executive retirement plan (“SERP”) and entered into an individual SERP agreement with each of Messrs. DeLawder and Trautman. The individual SERP agreements make up for regulatory limits that apply to Park’s Defined Benefit Pension Plan (the “Park Pension Plan”) and the Park KSOP, and are intended to provide total retirement benefits (in terms of income replacement) for those NEOs that are similar to those available to other employees in the Park organization with similar years of service. As a result, Park’s NEOs do not receive benefits that are greater than those they would have otherwise received under Park’s retirement plans if the regulatory limits had not been in place.

•	Park provides a modest annual car allowance of $8,940 to the Chairman/CEO and the President, which serves a legitimate business need.

•
Park does not offer employment contracts, change-in-control agreements or termination benefits to NEOs, in contrast to practices which are fairly common among other financial services holding companies of Park’s size.

The discussion that follows summarizes the foregoing factors and examines (a) Park’s compensation philosophy and objectives, (b) the process used to set executive compensation for 2013, (c) the factors influencing compensation in 2013, (d) the elements of compensation awarded and (e) other policies affecting Park’s executive compensation program.
Compensation Philosophy and Objectives
Park’s success depends largely on the contributions of motivated, focused and energized executives at each of Park’s subsidiaries (and their divisions), all working to achieve Park’s strategic objectives. The Compensation Committee and Park’s senior leadership develop compensation programs for executives within the Park organization intended to provide a total compensation package that:

•	Attracts, rewards and retains NEOs and other highly-qualified associates.

•	Motivates NEOs as well as other associates to achieve Park’s annual, long-term and strategic goals.

•
Rewards individual effort and performance with the primary objective of improving return on average common equity (“ROACE”) and aligning pay levels of the NEOs relative to their peers serving with financial services holding companies in the Midwest Regional Peer Group taking into consideration Park’s results as compared to results for financial services holding companies in both the Midwest Regional Peer Group and the $3 billion to $10 billion Peer Group.

•	Encourages ownership of Park common shares by the NEOs and other executives within the Park organization to foster an ownership culture.

Process Used to Set Compensation for 2013
The following three groups worked together to establish Park’s compensation program for 2013:

•	Compensation Committee

•	Senior Leadership

•	Outside Advisors

Role of Compensation Committee
The Compensation Committee is responsible for overseeing Park’s current executive compensation programs and approving any modifications to these programs, subject to any required approval by Park’s shareholders. The Compensation Committee may request information from senior leadership within the Park organization regarding Park’s performance, compensation practices and programs to assist the Compensation Committee in its deliberations. The Compensation Committee retains the right to hire outside advisors as needed to assist the Compensation Committee in reviewing and revising Park’s compensation programs. In addition, these outside advisors may provide information regarding competitive compensation levels, practices and policies in light of current trends.
The Compensation Committee annually assesses the performance of Park and the Chairman/CEO’s level of achievement of annual performance goals, many of which are subjective in nature. Based on this evaluation, the Compensation Committee determines the Chairman/CEO’s compensation for the year. The Compensation Committee also reviews the Chairman/CEO’s compensation recommendations for both the President and the CFO, seeks appropriate input from Park’s outside advisors and other members of senior leadership within the Park organization and approves final compensation levels. Finally, the Compensation Committee provides guidance to the Chairman/CEO and the President regarding the compensation of other executives of Park’s subsidiaries.
Role of Senior Leadership
Members of senior leadership within the Park organization serve in an advisory or support capacity to the Compensation Committee. Typically, the Chairman/CEO and the President of Park as well as the Senior Vice President of Human Resources and Marketing of Park National Bank participate in meetings of the Compensation Committee. The CFO of Park may participate as necessary or at the Compensation Committee’s request. These individuals provide the Compensation Committee with information regarding Park’s performance and the performance of key executives of Park’s subsidiaries who participate in Park’s various compensation programs, such as historical compensation and benefit levels, plan costs, context for how compensation programs have changed over time and input regarding particular management issues that need to be addressed. Senior leadership normally furnishes similar information to the Compensation Committee’s outside advisors.

Senior leadership provides input regarding the compensation recommendations made by outside advisors or the Compensation Committee. Senior leadership may also present alternatives to these compensation recommendations for the Compensation Committee’s consideration; however, the Compensation Committee is the ultimate decision-making body. Senior leadership implements, communicates and administers the programs approved by the Compensation Committee and reports any questions, concerns or issues.
The Chairman/CEO has annually evaluated the performance of the President and the CFO, include their respective levels of achievement of annual performance goals, many of which are subjective in nature. Based on this evaluation, the Chairman/CEO has recommended the compensation for both the President and the CFO for consideration, input and approval by the Compensation Committee. The Compensation Committee authorizes the Chairman/CEO and the President to establish the compensation for the Senior Vice Presidents (other than the CFO) of Park’s subsidiary bank Park National Bank and the Division Presidents of Park National Bank’s divisions. Members of senior leadership present at Compensation Committee meetings excuse themselves from discussions regarding their individual compensation.
Role of Outside Advisors
The Compensation Committee periodically has engaged and relied on input from outside advisors as the Compensation Committee manages Park’s compensation programs. In 2013, the Compensation Committee retained Pay Governance to serve in this role. Pay Governance’s lead consultant reports directly to the Chair of the Compensation Committee, who approves Pay Governance’s work. Pay Governance’s lead consultant also interacts with senior leadership within the Park organization as needed to complete the work requested by the Compensation Committee. Pay Governance provides no services to Park or any of Park’s subsidiaries other than those provided to the Compensation Committee, supplementing the Compensation Committee’s governance of the executive compensation program. At its December 12, 2013 meeting, the Compensation Committee conducted an assessment to evaluate whether the work performed and to be performed by Pay Governance raises a conflict of interest or compromises the independence of Pay Governance. Based upon this assessment, the Compensation Committee determined that no conflicts of interest exist and Pay Governance qualifies as independent for purposes of the applicable NYSE MKT Rules and SEC rules. The Compensation Committee has also determined that since December 12, 2013, there have been no changes in circumstances through the date of this proxy statement which would require the Compensation Committee to change its determinations.
In 2013, Pay Governance’s work focused on assisting Park in the development of selected disclosure in the proxy statement for the 2013 Annual Meeting regarding executive compensation and providing advice as requested by the Compensation Committee and senior leadership. Toward the end of 2013, Pay Governance conducted a review of the competitiveness of Park’s executive compensation pay levels relative to other financial services holding companies in the Midwest Regional Peer Group. In addition, Pay Governance provided information regarding how other financial services holding companies determine the compensation of an internally promoted CEO as well as that of an executive Chairman. As part of this work, Pay Governance participated in one of the Compensation Committee’s meetings in 2013.
Periodically, the Compensation Committee asks Pay Governance to review Park’s Midwest Regional Peer Group and analyze Park’s compensation and ROACE results relative to the members of that peer group to establish reasonable and rational compensation levels. The Midwest Regional Peer Group currently consists of the following regional financial services holding companies, all with assets between $4.3 billion and $16.1 billion. The median assets of the members of the Midwest Regional Peer Group generally reflect Park’s size.

Midwest Regional Peer Group
1st Source Corporation
Chemical Financial Corporation
Community Bank System, Inc.
First Commonwealth Financial Corporation
First Financial Bancorp.
First Merchants Corporation
First Midwest Bancorp, Inc.
F.N.B. Corporation
MB Financial, Inc.
National Penn Bancshares, Inc.

NBT Bancorp Inc.
Old National Bancorp
Pinnacle Financial Partners, Inc.
PrivateBancorp, Inc.
S&T Bancorp, Inc.
Taylor Capital Group, Inc.
TFS Financial Corporation
UMB Financial Corporation
United Bankshares, Inc.
WesBanco, Inc.

In addition to Pay Governance, the Compensation Committee relies on legal advice from Park’s outside counsel, Vorys, Sater, Seymour and Pease LLP, whose attorneys participate in meetings of the Compensation Committee as requested. In connection with obtaining such legal advice, the Compensation Committee has taken into consideration those factors outlined in both SEC Rule 10C-1(b)(4) and Section 805(c)(4) of the NYSE MKT Company Guide.
Park believes its approach to determining the compensation of its NEOs and the key employees of Park’s subsidiaries is consistent with the practices for other financial services holding companies of Park’s size, reflects best practices regarding the governance of executive compensation programs and supports the compensation program’s objectives of delivering reasonable and appropriate compensation aligned with shareholders’ interests.
Factors Influencing Compensation in 2013
The following factors influenced Park’s compensation program for 2013:

•	The shareholders’ advisory vote at the 2013 Annual Meeting regarding management’s proposal for approval of the compensation of Park’s NEOs.

•	Park’s continued strong financial performance in 2013.

•	Park’s performance in comparison to both the $3 billion to $10 billion Peer Group and the Midwest Regional Peer Group.

•	Pay practices at the Midwest Regional Peer Group.
2013 Shareholders’ Advisory Vote on Executive Compensation
At the 2013 Annual Meeting, Park’s shareholders approved Park’s executive compensation, with the holders of 9,666,933 common shares, or approximately 75.3% of the common shares represented at that Annual Meeting (including common shares representing broker non-votes) and approximately 62.7% of the then outstanding common shares, voting for such approval. Excluding the 2,832,209 common shares represented by broker non-votes, 96.6% of the 10,005,602 total votes cast in respect of the non-binding advisory vote on executive compensation, voted “FOR” approval. Park and the Compensation Committee viewed the results of this advisory vote as an indication that shareholders generally support Park’s executive compensation program. While important, the vote was only one of several factors influencing Park’s executive compensation decisions and policies for 2013.

Park’s Performance in 2013
From an historical perspective, Park’s results for 2013 reflected that it continued to perform well in a challenging operating environment for its Ohio-based operations.

•
Park’s reported net income for 2013 was $77.2 million, a 2% decline from $78.6 million for 2012, which had included a $22.2 million ($14.4 million after-tax) gain from the sale of the Vision Bank business.

•	Net income grew by 20.3% when the gain from the sale of the Vision Bank business is excluded from reported results for 2012.

•	Return on average assets (“ROAA”) increased slightly to 1.15% for 2013 from 1.11% for 2012.

•	ROACE was 11.96% for 2013 versus 11.41% for 2012.

•	Nonperforming assets in 2013 decreased by 15.1% from 2012.

•	Park sustained the level of dividends paid on outstanding common shares during the previous five years while many financial services holding companies had curtailed or eliminated dividends.
Moreover, Park’s results continued to significantly exceed the median results of the Midwest Regional Peer Group and the $3 billion to $10 billion Peer Group as illustrated in the following table.

	December 31, 2013			December 31, 2012
	Park	Midwest Regional Peer Median	$3B to $10B Peer Median	Park	Midwest Regional Peer Median	$3B to $10B Peer Median
ROAA	1.15%	0.98%	1.00%	1.11%	0.97%	1.06%
ROACE	11.96%	8.48%	8.97%	11.41%	8.35%	9.17%
Net Interest Margin	3.61%	3.62%	3.51%	3.83%	3.71%	3.64%
Other Fee Income/Assets	1.10%	1.15%	1.10%	1.37%	1.25%	1.43%
Other Expenses/Assets*	2.84%	2.87%	2.94%	2.78%	2.97%	3.21%
Efficiency Ratio*	63.78%	62.09%	66.83%	57.07%	62.22%	66.70%
*Lower is better

Overall, Park’s performance in 2013 supported pay levels for NEOs which are at least on par with the median levels paid to similarly-situated executive officers at other financial services holding companies in each of the Midwest Regional Peer Group and the $3 billion to $10 billion peer group and possibly supports pay levels that are above those median levels.
Elements of Compensation for 2013
Park’s compensation program for 2013 relied on the following elements:

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Base salary, which rewards an executive’s skills, competencies, experience and individual performance. Base salary can vary based on the achievement of individual goals, the executive’s duties and Park’s overall performance. Park’s performance is particularly relevant because it influences Park’s ability to pay or increase base salaries.

•
Annual incentive compensation for Messrs. DeLawder, Trautman and Burt as well as other employees, which is discretionary in nature but takes into consideration not only Park’s ROACE relative to other financial services holding companies in the $3 billion to $10 billion Peer Group and the Midwest Regional Peer Group but also the Compensation Committee’s and the Park senior leadership’s subjective evaluation of each individual’s performance.

•
Other benefits which address basic life and income security needs as well as recognize an individual’s contributions to Park and our subsidiaries over such individual’s career. For NEOs, these benefits are comparable with those received by other employees, except for participation in the SERP and the receipt of an annual car allowance by the Chairman/CEO and the President.

Approximately 80% of the NEOs’ total direct compensation (the total of base salary and annual incentive compensation awards received and the estimated value of long-term equity-based awards granted, if any) in 2013 was delivered in the form of base salary as compared to 100% in 2012 and 2011 (except for the CFO, which was approximately 80% in each year). None of the NEOs received equity-based awards in any of these three years.
Base Salary
Base salary is the annual part of an executive officer’s compensation. Park pays base salary to its executive officers to recognize the skills, competencies, experience and individual performance each such executive officer brings to his role. As a result, annual changes in base salary result primarily from changes in the executive officer’s responsibilities, an assessment of his annual performance and Park’s financial ability to pay base salaries and provide increases to the executive officer.
In determining base salaries for the NEOs for 2013, the Compensation Committee and the Park senior leadership considered the following factors:

•
Base salary levels of similarly-situated executive officers at financial services holding companies of similar size and the base salary increases of executive officers of those other financial services holding companies in general and the financial services holding companies in the Midwest Regional Peer Group in particular.

•	The merit increase budget for Park’s other executives and associates.

•	The Compensation Committee’s evaluation of the performance of the Chairman/CEO and the evaluation by the Chairman/CEO of the performance of the other NEOs.

•	Park’s ROACE in 2012, which continued to represent one of the highest levels among the financial services holding companies in the Midwest Regional Peer Group.
Based on these factors, the Compensation Committee agreed to maintain the base salaries for the Chairman/CEO and the President at the same levels as they had been since 2010. As of December 31, 2013, the base salaries for the Chairman/CEO and the President were in the range between the 50th and 75th percentiles of similarly-situated executive officers of financial services holding companies in the Midwest Regional Peer Group, reflecting Park’s participation in TARP when it could offer no other forms of compensation, the Compensation Committee’s evaluation of Park’s executive compensation structure and Mr. Trautman’s pending succession to the role of CEO. The base salary for the CFO was increased to reflect his promotion and close the difference between his base salary and the median base salary of the CFOs of financial services holding companies in the Midwest Regional Peer Group. As of December 31,

2013, the CFO’s salary approximated the 25th percentile of CFOs serving with financial services holding companies in the Midwest Regional Peer Group.
Annual Incentive Compensation
Annual incentive compensation is an element of pay that is “at risk” and subject to achieving relative performance results with respect to measures such as ROACE. Historically, Park has paid annual incentive compensation awards to motivate and reward achievement of annual financial objectives and individual goals. As a result, annual incentive compensation awards increase executives’ focus on specific short-term corporate financial goals. The Compensation Committee made discretionary incentive compensation awards taking into account Park’s comparative performance in 2013 (which were paid in 2014) of $275,000 to Mr. DeLawder, $200,000 to Mr. Trautman and $100,000 to Mr. Burt based on the following factors:

•
Park’s ROACE for the twelve months ended September 30, 2013 relative to the levels of ROACE for the financial services holding companies in the Midwest Regional Peer Group and the $3 billion to $10 billion Peer Group for the same period.

•	Park’s overall performance for the 2013 fiscal year as measured by Park’s ROACE and net income for the twelve months ended December 31, 2013.

•	Compensation levels of the NEOs relative to those of similarly-situated executive officers at the financial services holding companies in the Midwest Regional Peer Group.

•	The Board of Directors’ evaluation of the performance of the Chairman/CEO and the evaluation by the Chairman/CEO of the performance of the other NEOs.

Total Direct Compensation
Total direct compensation levels (base salary and annual incentive compensation paid and long-term equity-based awards granted, if any) for 2013 for the Chairman/CEO, the President and the CFO continued to rank below the median for similarly-situated executive officers at financial services holding companies in the Midwest Regional Peer Group. In comparison, Park’s ROACE for 2013 remained significantly better than the median of both the Midwest Regional Peer Group and the $3 billion to $10 billion Peer Group. For these reasons, the Compensation Committee believes the NEOs were conservatively paid. The table below provides total direct compensation actually received by each NEO during each of 2013, 2012 and 2011. Because the amounts in the table reflect what was received during each year rather than what was earned with respect to each year, the numbers reported in the table below in respect of “Annual Incentive Compensation” for each year differ from those reported for each year in the “Bonus” column of the “Summary Compensation Table for 2013” beginning on page 53.

	Base Salary		Annual Incentive Compensation	Total Cash	Long-Term Equity-Based Awards	Total Direct Compensation
C. Daniel DeLawder	2013	$773,525	$151,475	$925,000	$0	$925,000
	2012	$773,525	$0	$773,525	$0	$773,525
	2011	$773,525	$0	$773,525	$0	$773,525
David L. Trautman	2013	$563,250	$136,750	$700,000	$0	$700,000
	2012	$563,250	$0	$563,250	$0	$563,250
	2011	$563,250	$0	$563,250	$0	$563,250
Brady T. Burt	2013	$275,000	$50,000	$325,000	$0	$325,000
	2012	$205,000	$37,500	$242,500	$0	$242,500
	2011	$160,000	$37,500	$197,500	$0	$197,500
Other Benefits
Park provides the NEOs with medical, dental, long-term disability and life insurance benefits under the same programs used to provide these benefits to all other employees of Park’s subsidiaries. NEO benefits are not tied to individual or corporate performance, which is the same approach used for other employees. Moreover, changes to the benefits provided to the NEOs reflect changes to the benefits provided to other employees.
The NEOs are also eligible to participate in several retirement programs. These programs recognize contributions made by individuals over their respective careers and benefits normally are paid at retirement. As a result, they can serve as a tool in retaining NEOs and other employees.

•
The NEOs may participate in the Park Pension Plan on the same terms and conditions as other employees. The Park Pension Plan provides all participants, including the NEOs, a benefit based on the same formula of years of service and compensation. The Park Pension Plan is discussed under the caption “Post-Employment Payments and Benefits - Pension and Supplemental Benefits - Park Pension Plan” beginning on page 58.

•
The NEOs and other employees are eligible to participate in the Park KSOP. Under the Park KSOP, eligible employees can defer a portion of their cash compensation (base salary and bonus/annual incentive compensation) and receive matching contributions by Park. Park’s matching contributions in 2013 were 25% on the first 12% of cash compensation contributed by an employee, up to the annual limits imposed under the Internal Revenue Code and U.S. Treasury regulations, in order to balance the cost of the Park KSOP with a desire to encourage employees to save for retirement. While Park’s contributions are made in the form of Park common shares to help build stock ownership, participants have the ability to diversify their accounts into other investments, including mutual funds and a “bank savings account” held at Park National Bank.

•
The NEOs, with the exception of Mr. Burt, have the opportunity to receive benefits under the SERP, which is a nonqualified deferred compensation plan that permits the NEOs to accumulate retirement income in excess of the limitations imposed through the Park Pension Plan and the Park KSOP. The SERP allows the participating NEOs to accrue retirement benefits as a percent of compensation comparable to those of other employees which is not possible under the Park Pension Plan and the Park KSOP solely because the participating NEOs receive relatively higher compensation.

SERP benefits are forfeited if a participant terminates employment with Park prior to age 62. As a result of the forfeiture provision, the SERP helps enhance the retention and recruitment of highly-qualified executives.

In addition, the SERP provides several important protections to Park. A participant must repay any SERP benefits received and forfeit any right to future SERP benefits if, following the participant’s termination, Park determines that “cause” existed to terminate the participant prior to receipt of such benefits. A participant also forfeits any SERP benefits if, within twelve months of the participant’s separation from service, the participant violates the noncompetition and non-solicitation provisions of the SERP.

•
Park maintains split-dollar life insurance policies on behalf of each of the NEOs under which Park will receive proceeds in an amount equal to the premiums paid up to the date of death of the NEO plus earnings accrued in respect of the policy since the inception of the policy. Each NEO has the right to designate a beneficiary to whom the NEO’s share of the proceeds under the policy (approximately two times the NEO’s highest annual total compensation during the NEO’s employment with Park) is to be paid. The split-dollar life insurance policies for the Chairman/CEO and the President remain in effect following each individual's retirement as long as he is fully vested in the Park Pension Plan, has reached age 62, has not been employed by another financial services firm and was not terminated for cause. Mr. Burt's split-dollar life insurance policy is subject to the same vesting conditions as apply to the policies for the Chairman/CEO and the President and remains in effect until he reaches the age of 70, at which time it expires. If their share of the proceeds under their respective split-dollar life insurance policies were computed as of December 31, 2013, Messrs. DeLawder, Trautman and Burt’s share (or death benefit) would have been $1,911,980, $1,270,880 and $579,385, respectively.

•
Historically, Park has provided the NEOs with few perquisites in comparison to other financial services holding companies of similar size. Currently, Park only provides the Chairman/CEO and the President with a modest car allowance of $745 per month or $8,940 annually, which has not changed since 2008. Executives are not provided a tax gross-up for any imputed personal income associated with this benefit.

•	Park has not historically entered into employment or change-in-control agreements with executive officers as part of its compensation program.

Other Compensation Policies
Accounting: Park is subject to the general prohibition under Section 162(m) of the Internal Revenue Code on taking a federal income tax deduction for consideration paid in excess of $1,000,000 in any taxable year to Park’s executive officers (other than the CFO). Section 162(m) exempts qualified performance-based compensation, among other things, from this deductibility limitation. The Compensation Committee intends to tailor long-term equity-based awards granted under the 2013 LTIP so such awards will qualify as qualified performance-based compensation under Section 162(m). Park does not have a policy that requires all compensation paid to its NEOs in a fiscal year, including 2013, to be tax deductible. While the Compensation Committee carefully considers the net cost and value to Park of maintaining the deductibility of all compensation, it also desires the flexibility to reward NEOs and other executives in a manner that enhances Park’s ability to attract and retain individuals as well as to create longer term value for shareholders. Thus, income tax deductibility is only one of several factors the Compensation Committee considers in making decisions regarding Park’s compensation program. Moreover, the Compensation Committee believes the incremental cost of any lost deduction will be relatively modest.
Clawbacks: As discussed above, Park can recover SERP payments received by an NEO if Park determines that the NEO could have been terminated for cause prior to the receipt of benefits.

Hedging: Park’s Insider Trading Policy prohibits NEOs and other employees from hedging the economic risk associated with their ownership of Park common shares.
Stock Ownership Guidelines: While Park’s compensation program aims to encourage and build stock ownership, Park has not adopted stock ownership guidelines that are common at other companies. Nonetheless. Park’s NEOs and non-NEO directors have personal stock holdings that are significantly greater than the typical stock ownership requirements.

Individual Or Group	Value of Common Share Holdings (12/31/2013)	2013 Base Salary or Total Director Compensation	Value of Common Share Holdings / 2013 Base Salary or Total Director Compensation	Typical Practice for Individual Holding Same Position
C. Daniel DeLawder	$10,513,291	$773,525	13.6X	5 x Salary
David L. Trautman	$4,431,126	$563,250	7.8X	3-4 x Salary
Brady T. Burt	$271,714	$275,000	1X	3 x Salary
Average for Non- NEO Directors (1)	$2,992,082	$59,249	50.5X	3 x Retainer
________________________

(1)	Does not include C. Daniel DeLawder or David L. Trautman

2014 Compensation Decisions
The Compensation Committee met on December 18, 2013 to determine annual incentive compensation for 2013 results as described on page 45. At that meeting, the Compensation Committee also considered changes in base salaries reflecting Park’s previously-announced succession plans. At the end of 2013, Mr. DeLawder retired as CEO but continues to serve as Chairman of the Board and an executive employee and Mr. Trautman assumed the CEO role. As a result of this change, the Compensation Committee requested and received input from Pay Governance as to on how other financial services holding companies of Park’s size determine the compensation of an internally promoted CEO as well as that of an executive Chairman. In addition, they discussed how Park has handled compensation changes in the context of similar transitions in the past. Based on that input, the Compensation Committee reduced Mr. DeLawder’s base salary for 2014 to $563,250 and increased Mr. Trautman’s base salary to $775,000.
At the December 18, 2013 meeting, the Compensation Committee also considered the base salary for Mr. Burt. Based on the Chairman/CEO’s review of Mr. Burt’s performance and the amount representing the 50th percentile level of base salaries for CFOs of financial services holding companies in the Midwest Regional Peer Group, the Compensation Committee approved an increase in Mr. Burt’s base salary for 2014 to $325,000, which remained below the median of similar-situated CFOs at financial services holding companies in the Midwest Regional Peer Group.
On January 24, 2014, the Compensation Committee made its first awards under the 2013 LTIP. These awards had the following terms:

•
The awards were in the form of performance-based restricted stock units (“PBRSUs”), with each PBRSU representing the right to receive one Park common share if earned and settled. Each award of PBRSUs also provides the holder with dividend equivalent rights which will vest and be settled in cash if, when and to the extent the related PBRSUs vest and are settled.

•
PBRSUs will be earned based on Park’s cumulative ROAA for the three-year performance period from January 1, 2014 to December 31, 2016 as compared to the cumulative ROAA results for the $3 billion to $10 billion Peer Group.

•
No PBRSUs will be earned, regardless of Park’s relative ROAA results, if Park’s net income for each fiscal year of the performance period does not equal or exceed 110% of all cash dividends declared and paid during the applicable fiscal year.

•	In addition, no PBRSUs will be earned if Park’s cumulative ROAA for the performance period is below the 50th percentile (or median) of the $3 billion to $10 billion Peer Group.

•
If Park’s cumulative ROAA for the performance period equals the 50th percentile of the $3 billion to $10 billion Peer Group, holders of PBRSUs will earn the target number of PBRSUs (or 66.67% of the number granted).

•
If Park’s cumulative ROAA equals or exceeds the 80th percentile of the $3 billion to $10 billion Peer Group, holders of PBRSUs will earn PBRSUs equal to 150% of the target number (or 100% of the number granted), with the number of PBRSUs earned for results in between the 50th and 80th percentiles determined using interpolation on a straight-line basis.

•
Earned PBRSUs will also be subject to additional service-based vesting -- 50% of the PBRSUs earned will vest at the end of the three-year performance period once results are certified by the Compensation Committee, with the other 50% of the earned PBRSUs vesting on the first anniversary of the certification date.

•	Common shares received upon settlement of earned and vested PBRSUs cannot be sold, transferred, assigned or otherwise similarly disposed of for five years after the date they are delivered.

•
If an NEO dies or terminates employment with Park and its subsidiaries due to disability at any time during the three-year performance period, a prorated portion of the PBRSUs will vest on the last day of the performance period based on the number of PBRSUs that would have been earned based on the level of performance achieved during the performance period and the quotient of the number of full calendar months elapsed between the grant date and the date of death or termination of employment due to disability, as appropriate, divided by the number of months in the performance period.

•
If an NEO dies or terminates employment with Park and its subsidiaries due to disability after the performance period has ended but before the service-based vesting requirements have been satisfied, the outstanding unvested PBRSUs will immediately vest.

•
If an NEO retires (i.e., has a “normal retirement” or an “early retirement” for purposes of the Park Pension Plan), all outstanding unvested PBRSUs will be forfeited unless the Compensation Committee, in its sole discretion, determines that all or a portion of the PBRSUs should vest.

•	If an NEO’s employment with Park and its subsidiaries terminates for any other reason, including for “cause” (as defined in the 2013 LTIP), all unvested PBRSUs will be immediately forfeited.

•	In the event of a “change in control” (as defined in the 2013 LTIP), each NEO will immediately vest in all unvested PBRSUs as though the cumulative ROAA of Park as compared to the cumulative ROAA results of the $3 billion to $10 billion Peer Group had been achieved at the 50th percentile of the Peer Group and the other performance-based criteria for vesting as well as the service-based vesting requirement had been satisfied as of the date of the change in control.

The Compensation Committee and management of Park believe similar programs are common among the financial services holding companies in the Midwest Regional Peer Group as well as those in the $3 billion to $10 billion Peer Group. Moreover, Park’s program is considerably more demanding than other such programs (e.g., the requirement that annual net income exceeds at least 110% of dividends paid, the fact that no PBRSUs will be earned for results below the 50th percentile of the $3 billion to $10 billion Peer Group, the fact that the maximum number of PBRSUs will be earned for results at the 80th percentile and the five-year post-vesting holding requirement) which aligns the interests of holders of PBRSUs with those of Park’s shareholders and emphasizes sustained long-term financial performance. The target number of PBRSUs subject to the January 24, 2014 awards to Messrs. DeLawder, Trautman and Burt were 2,000, 2,000 and 750, respectively. While providing NEOs a meaningful capital accumulation opportunity, the Compensation Committee and management of Park believe the awards are conservative relative to the long-term incentive opportunities received by similarly-situated executive officers at other financial services holding companies of Park’s size. Individual PBRSU amounts for the NEOs were based on the Compensation Committee’s review of the work provided by Pay Governance, comparing the total direct compensation (including long-term equity‑based awards) for executive officers at financial services holding companies in the Midwest Regional Peer Group to that of each of the NEOs of Park.
Conclusion
The compensation program in 2013 for Park’s NEOs reflects Park’s compensation philosophy and is conservative relative to the practices of other financial services holding companies of Park’s size. Park’s compensation program produced compensation levels in 2013 slightly higher than those for 2012 but below the median total direct compensation levels of similarly-situated executive officers with financial services holding companies in the Midwest Regional Peer Group, despite 2013 financial results for Park that were better than the median performance of financial services holding companies in both the Midwest Regional Peer Group and the $3 billion to $10 billion Peer Group. In addition, the executive compensation program intentionally excludes a number of less attractive compensation practices (e.g., excessive perks, retention awards, employment contracts and change-in-control agreements).
We believe Park’s executive compensation program continues to represent shareholders’ interests in a responsible and reasonable fashion.
Compensation Committee Report
The Compensation Committee of Park’s Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with Park’s management and, based on such review and discussion, the Compensation Committee recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Although not required to conduct the risk review and evaluation required of participants in the TARP Capital Purchase Program since Park terminated its participation in such Program on April 25, 2012, as a matter of good governance and best practices, the Compensation Committee reviewed a memorandum prepared by Park’s chief risk officer under date of February 19, 2014 in order to review and evaluate Park’s compensation plans. The conclusions reached by the Compensation Committee following the review of that memorandum are summarized below:

Risk Analysis
Park’s chief risk officer performed a risk review and evaluation of Park’s compensation plans. The February 19, 2014 memorandum of Park’s chief risk officer concluded that the compensation plans do not include features which incent unnecessary risk taking.
The specific compensation plans reviewed were: (i) the annual incentive compensation program, which provides for annual incentive compensation based on Park’s ROACE as compared to that of the $3 billion to $10 billion Peer Group; (ii) the 2013 LTIP pursuant to which Park may grant equity‑based awards; (iii) miscellaneous incentive plans, which are informal arrangements that allow Park employees to earn small amounts of incentive compensation; (iv) the SERP agreements, pursuant to which Messrs. DeLawder and Trautman and other executives of Park’s subsidiaries may receive supplemental pension benefits; and (v) the split-dollar life insurance policies, which provide the NEOs and other executives of Park’s subsidiaries with death benefits.
Based on the information provided by Park’s chief risk officer, the Compensation Committee concluded that:

•
the annual incentive compensation program does not create incentives for Park’s NEOs or other employees of Park and its subsidiaries to take unnecessary and excessive risks because the amount of the payment to any individual is discretionary and based in significant part on Park’s performance in comparison to other financial services holding companies in the $3 billion to $10 billion Peer Group and the Midwest Regional Peer Group -- the latter being a factor over which employees have little control;

•
the types of awards granted under 2013 LTIP - i.e., PBRSUs with performance-based earning and service-based vesting requirements, together with a five-year post-vesting holding requirement, do not create incentives for recipients of the awards to take unnecessary and excessive risks because the number of PBRSUs earned is based on Park’s comparative performance and the service-based vesting and post-vesting holding requirements align the long-term interests of the recipients of PBRSU awards with those of Park’s shareholders generally;

•
the miscellaneous incentive plans do not create incentives for the NEOs or other employees of Park and its subsidiaries to take unnecessary and excessive risks because the amounts payable under these informal arrangements are not a material element of compensation; and

•
none of the other plans or arrangements create incentives for the NEOs or other employees of Park and its subsidiaries to take unnecessary and excessive risks because the amounts payable under these plans and arrangements are not contingent on Park’s financial or other performance.

Earnings Analysis
The February 19, 2014 memorandum of Park’s chief risk officer also concluded that Park’s incentive compensation plans do not include features that would encourage the manipulation of Park’s reported earnings to enhance the compensation of any individual employee(s).
Based on the information provided by Park’s chief risk officer, the Compensation Committee concluded that:

•	the annual incentive compensation program does not contain features that would encourage the manipulation of Park’s reported earnings to enhance the compensation of any individual employee(s) because the amount of the payment to any individual is discretionary and based in significant part on Park’s performance in comparison to other financial services holding companies in the $3 billion to $10 billion Peer Group and the Midwest Regional Peer Group -- the latter being a factor over which employees have little control;

•
the types of awards granted under the 2013 LTIP do not contain features that would encourage the manipulation of Park’s reported earnings to enhance the compensation of any individual employee(s) because the number of awards earned is based on Park’s comparative performance and the service-based vesting and post-vesting holding requirements align the long-term interests of the recipients of PBRSU awards with those of Park’s shareholders generally; and

•
the miscellaneous incentive plans do not contain features that would encourage the manipulation of Park’s reported earnings to enhance the compensation of any individual employee(s) because the amounts payable under these informal arrangements are not a material element of compensation.

Submitted by the members of the Compensation
Committee:
F. William Englefield (Chair)
Stephen J. Kambeitz (since April 22, 2013)
Timothy S. McLain
Leon Zazworsky

Summary Compensation Table
The following table summarizes the total compensation for each of the NEOs for each of the 2013 fiscal year, the 2012 fiscal year and the 2011 fiscal year in accordance with applicable SEC rules. Dollar amounts have been rounded up to the nearest whole dollar. Park has not entered into any employment agreements with any of its NEOs.
No option awards or stock awards were made to the NEOs for the 2013 fiscal year, the 2012 fiscal year or the 2011 fiscal year. As a participant in the TARP Capital Purchas Program until April 25, 2012, Park was prohibited from paying or accruing any bonus, retention award or incentive compensation to or for Messrs. DeLawder and Trautman in respect of the 2011 fiscal year and the 2012 fiscal year prior to April 25, 2012.

Summary Compensation Table for 2013

Name and Principal Position During 2013 Fiscal Year	Year		Bonus ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)	Total ($)
C. Daniel DeLawder Chairman of the Board and Chief Executive Officer of Park and Park National Bank (2)	2013 2012 2011	$ 773,525 $ 773,525 $ 773,525	$275,000(3) $151,475(5) $0	$179,663 $178,738 $358,553	$23,491(4) $21,593(6) $20,580(7)	$1,251,679 $1,125,331 $1,152,658
David L. Trautman President and Secretary of Park and President of Park National Bank (8)	2013 2012 2011	$ 563,250 $ 563,250 $ 563,250	$200,000(3) $136,750(5) $0	(9) $198,644 $125,781	$15,546(10) $15,114(11) $14,424(12)	$778,796 $913,758 $703,455
Brady T. Burt Chief Financial Officer and Treasurer of Park and Senior Vice President and Chief Financial Officer of Park National Bank (13)	2013 2012	$ 275,000 $ 205,000	$100,000(3) $50,000(5)	$2,157 $21,073	$4,618(14) $18,783(15)	$381,775 $295,856
________________________
(1)    The amounts shown reflect the aggregate change, where such change reflects an increase, in the actuarial present value of the NEO’s accumulated benefits under the Park Pension Plan and, where applicable, the SERP (and each individual’s SERP Agreement as in effect during the applicable fiscal year), determined using interest rate and mortality rate assumptions consistent with those used in Park’s consolidated financial statements. The benefits to be provided under the Park Pension Plan and the SERP (and the related SERP Agreements) are more fully described under the heading “Post-Employment Payments and Benefits” beginning on page 58.
(2)    Since January 1, 2014, C. Daniel DeLawder has served as Chairman of the Board of each of Park and Park National Bank and a full-time executive employee of Park National Bank.
(3)    The amounts shown reflect the discretionary annual incentive compensation award earned by each of the NEOs as part of the annual incentive compensation program for 2013. The discretionary annual incentive compensation awards are discussed in more detail on page 45 under the heading “Compensation Discussion and Analysis - Elements of Compensation for 2013 - Annual Incentive Compensation.”

(4)    The amount shown reflects:

•	$5,086, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder under the split‑dollar life insurance policy maintained on his behalf by Park National Bank;

•	$4,375, representing the matching contribution to the Park KSOP on Mr. DeLawder’s behalf to match his 2013 pre‑tax elective deferral contributions;

•
$5,090, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder under the split‑dollar life insurance policy which funds his account under the SERP (and his SERP Agreement as in effect during the 2013 fiscal year); and

•	$8,940, representing the aggregate amount of the $745 monthly automobile allowance received by Mr. DeLawder during the 2013 fiscal year.

(5)    The amounts shown reflect (a) for Messrs. DeLawder and Trautman, the discretionary annual incentive compensation award earned by each individual with respect to the period from April 25, 2012 through December 31, 2012; and (b) for Mr. Burt, the discretionary annual incentive compensation award earned as a participant in the annual incentive compensation program for 2012. The amounts for Messrs. DeLawder and Trautman reflect the fact that Park was prohibited from paying or accruing any bonus or incentive compensation to the five most highly compensated employees of Park and our subsidiaries during the period that Park was a participant in the TARP Capital Purchase Program, which participation ended on April 25, 2012. Mr. Burt was not subject to this prohibition and participated in the annual incentive compensation program for all of 2012.
(6)    The amount shown reflects:

•	$4,684, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder under the split-dollar life insurance policy maintained on his behalf by Park National Bank;

•
$3,614, representing the final matching contribution to the Park KSOP on Mr. DeLawder’s behalf to match his 2012 pre-tax elective deferral contributions (of the $4,250 matching contribution which had been reported in the “Summary Compensation Table for 2012” included in Park’s Proxy Statement for the 2013 Annual Meeting, $636 was forfeited in 2013 in conjunction with the partial refund of Mr. DeLawder’s 2012 pre-tax elective deferral contributions);

•
$4,355, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder under the split‑dollar life insurance policy which funds his account under the SERP (and his SERP Agreement as in effect during the 2012 fiscal year); and

•	$8,940, representing the aggregate amount of the $745 monthly automobile allowance received by Mr. DeLawder during the 2012 fiscal year.

(7)	The amount shown reflects:

•	$4,302, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder under the split‑dollar life insurance policy maintained on his behalf by Park National Bank;

•
$3,617, representing the final matching contribution to the Park KSOP on Mr. DeLawder’s behalf to match his 2011 pre‑tax elective deferral contributions (of the $4,125 matching contribution which had been reported in the Summary Compensation Table for 2011 included in Park’s 2012 Proxy Statement, $508 was forfeited in 2012 in conjunction with the partial refund of Mr. DeLawder’s 2011 pre‑tax elective deferral contributions;

•
$3,721, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder under the split‑dollar life insurance policy which funds his account under the SERP (and his SERP Agreement as in effect during the 2011 fiscal year); and

•	$8,940, representing the aggregate amount of the $745 monthly automobile allowance received by Mr. DeLawder during the 2011 fiscal year.

(8)    Since January 1, 2014, David L. Trautman has served as President and Chief Executive Officer of each of Park and Park National Bank.
(9)    The aggregate change in the actuarial present value of Mr. Trautman’s accumulated benefits under the Park Pension Plan and the SERP (and his SERP Agreement), determined using interest rate and mortality assumptions consistent with those in Park’s consolidated financial statements, decreased by $25,507 during the 2013 fiscal year and, as a result, are not reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column for 2013 in accordance with the applicable SEC rules.
(10)    The amount shown reflects:

•	$1,144, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman under the split‑dollar life insurance policy maintained on his behalf by Park National Bank;

•	$4,375, representing the matching contribution to the Park KSOP on Mr. Trautman’s behalf to match his 2013 pre‑tax elective deferral contributions;

•
$1,087, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman under the split‑dollar life insurance policy which funds his account under the SERP (and his SERP Agreement as in effect during the 2013 fiscal year); and

•	$8,940, representing the aggregate amount of the $745 monthly automobile allowance received by Mr. Trautman during the 2013 fiscal year.

(11)    The amount shown reflects:

•	$1,042, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman under the split‑dollar life insurance policy maintained on his behalf by Park National Bank;

•	$4,125, representing the matching contribution to the Park KSOP on Mr. Trautman’s behalf to match his 2012 pre-tax elective deferral contributions;

•
$1,007, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman under the split‑dollar life insurance policy which funds his account under the SERP (and his SERP Agreement as in effect during the 2012 fiscal year); and

•	$8,940, representing the aggregate amount of the $745 monthly automobile allowance received by Mr. Trautman during the 2012 fiscal year.

(12)    The amount shown reflects:

•	$928, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman under the split-dollar life insurance policy maintained on his behalf by Park National Bank;

•
$3,617, representing the final matching contribution to the Park KSOP on Mr. Trautman’s behalf to match his 2011 pre-tax elective deferral contributions (of the $4,125 matching contribution which had been reported in the Summary Compensation Table for 2011 included in Park’s 2012 Proxy Statement, $508 was forfeited in 2012 in conjunction with the partial refund of Mr. Trautman’s 2011 pre-tax elective deferral contributions);

•
$939, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman under the split-dollar life insurance policy which funds his account under the SERP (and his SERP Agreement as in effect during the 2011 fiscal year); and

•	$8,940, representing the aggregate amount of the $745 monthly automobile allowance received by Mr. Trautman during the 2011 fiscal year.

(13)    Effective December 19, 2012, Mr. Burt succeeded John W. Kozak as the Chief Financial Officer of Park and as the Chief Financial Officer and a Senior Vice President of Park National Bank. He was appointed Treasurer of Park on April 22, 2013. Since January 1, 2014, he has also served as Secretary of Park. For Mr. Burt, this Summary Compensation Table includes information for 2013 and 2012 only, as these are the only years during the applicable three‑fiscal‑year period that he qualified as a named executive officer.
(14)    The amount shown reflects:

•	$243, representing the amount of the premium deemed to have been paid on behalf of Mr. Burt under the split‑dollar life insurance policy maintained on his behalf by Park National Bank; and

•	$4,375, representing the matching contribution to the Park KSOP on Mr. Burt’s behalf to match his 2013 pre‑tax elective deferral contributions.

(15)    The amount shown reflects:

•	$169, representing the amount of the premium deemed to have been paid on behalf of Mr. Burt under the split‑dollar life insurance policy maintained on his behalf by Park National Bank;

•
$3,614, representing the final matching contribution to the Park KSOP on Mr. Burt’s behalf to match his 2012 pre-tax elective deferral contributions (of the $4,250 matching contribution which had been reported in the “Summary Compensation Table for 2012” included in Park’s Proxy Statement for the 2013 Annual Meeting, $636 was forfeited in 2013 in conjunction with the partial refund of Mr. Burt’s 2012 pre‑tax elective deferral contributions); and

•	$15,000, representing a one-time bonus payment to Mr. Burt in recognition of his contributions in the course of consummating the sale of the Vision Bank business.

Grants of Plan-Based Awards
Park had two compensation plans in effect during the 2013 fiscal year under which common shares of Park were authorized for issuance to officers and employees of Park and Park’s subsidiaries ‑‑ the 2005 ISO Plan and the 2013 LTIP. The 2005 ISO Plan was terminated on April 22, 2013 upon the approval of the 2013 LTIP by Park’s shareholders.
No incentive stock options were granted under the 2005 ISO Plan to the NEOs or any other employees of Park or any of its subsidiaries during the period from January 1, 2013 through April 22, 2013.
No awards were made under the 2013 LTIP during the 2013 fiscal year.
Outstanding Equity Awards at Fiscal Year-End
None of the NEOs held unexercised incentive stock options at the end of the 2013 fiscal year. As of December 31, 2013, Park had not granted any other form of equity-based award to the NEOs.
Exercises of Incentive Stock Options
None of the NEOs exercised any incentive stock options during the 2013 fiscal year. As of December 31, 2013, Park had not granted any other form of equity-based award to the NEOs.
Awards Granted Under the 2013 LTIP During 2014 Fiscal Year
On January 24, 2014, the Compensation Committee granted awards of PBRSUs (the “2014 PBRSU Awards”) to each of the NEOs. The following schedule shows the minimum/target number of PBRSUs which may be earned (the “Target Award”) and the maximum number of PBRSUs which may be earned (the “Maximum Award”) in respect of the 2014 PBRSU Award granted to each of the NEOs:

Name and Position	Target Award	Maximum Award
C. Daniel DeLawder Chairman of the Board of Park; Chairman of the Board and executive employee of Park National Bank	2,000 PBRSUs	3,000 PBRSUs
David L. Trautman President and Chief Executive Officer of each of Park and Park National Bank	2,000 PBRSUs	3,000 PBRSUs
Brady T. Burt Chief Financial Officer, Secretary and Treasurer of Park; Senior Vice President and Chief Financial Officer of Park National Bank	750 PBRSUs	1,125 PBRSUs

Post-Employment Payments and Benefits
Pension and Supplemental Benefits
Park Pension Plan
The Park Pension Plan covers employees of Park’s subsidiaries who have attained age 21 and completed one year of service. Under the Park Pension Plan, annual benefits are paid in monthly installments for life with 120 months of payments guaranteed. For purposes of the Park Pension Plan, an employee’s “normal retirement date” is the earlier of the first day of the month coincident with or next following the employee reaching age 70 1/2 or the employee reaching age 65 and completing five years of service.
The amount of annual “normal retirement benefit” to be paid in monthly installments to an eligible employee is the greater of:

•	29% of the average monthly compensation of the employee reduced for expected years of service at normal retirement less than 25; or

•
29% of the average monthly compensation plus 16% of the average monthly compensation in excess of one-twelfth of covered compensation reduced for expected years of service at normal retirement less than 35.

The average monthly compensation of an employee is calculated by averaging the highest five consecutive calendar years of compensation as reported on the employee’s Forms W-2 during the ten calendar years preceding the date of determination. Base salary and incentive compensation, including elective deferral contributions, are included in calculating an employee’s monthly compensation for purposes of the Park Pension Plan.
In addition, the employees of certain of our subsidiary banks (and their respective divisions) participated in pension plans maintained for their benefit prior to the bank’s being acquired by Park and the merger of the bank’s pension plan into the Park Pension Plan. Benefits under the Park Pension Plan cannot be less than the sum of the benefit provided under the merged pension plan and the Park Pension Plan based on years of service since the date of merger of the two plans.

Applicable provisions of the Internal Revenue Code currently limit the amount of annual compensation used to determine plan benefits under a defined benefit pension plan, such as the Park Pension Plan, and the amount of plan benefits payable annually under such a plan. Total compensation in excess of the limit will not be taken into account for benefit calculation purposes. The average of the maximum annual total compensation which may be used in determining plan benefits under qualified defined benefit plans for the past five years is $248,000. The 2013 monthly rate of total compensation used to determine benefits was limited to $21,250 per month, which is the equivalent of an annual total compensation of $255,000.
If an employee elects to retire after completing ten years of service and reaching 55 years of age, the employee may receive a monthly benefit for life with 120 months of payments guaranteed beginning at his or her normal retirement date equal to the “accrued benefit” at the early retirement date. Payments to the employee may begin immediately, with the benefit being reduced one fifteenth (1/15th) for the first five years and one thirtieth (1/30th) for the next five years. For purposes of the Park Pension Plan, the “accrued benefit” at any time prior to an employee’s normal retirement date is the normal retirement benefit as described above multiplied by a fraction, the numerator of which is the employee’s total years of service as of the date of determination and the denominator of which is the employee’s expected years of service at normal retirement.
An employee may continue employment with Park and/or one of our subsidiaries after his or her normal retirement date. In such an event, the employee will receive the benefit he or she would have received on his or her normal retirement date actuarially increased to reflect delayed payment. Notwithstanding the foregoing, the benefit received by such an employee will not be less than the benefit accrued at delayed retirement reflecting service and compensation to such date.
Upon the termination of employment after five or more years, an employee has a vested interest in his or her accrued benefit which will be payable on the normal retirement date. An employee will generally have no vested interest if he or she terminates employment after less than five years of service with Park and/or one of our subsidiaries; however, the Park Pension Plan was amended in conjunction with the sale of substantially all of the performing loans, operating assets and liabilities associated with Vision Bank to Centennial Bank on February 16, 2012, in order to fully vest all of the Vision Bank employees upon termination of employment, regardless of their years of service with Vision Bank. An employee who terminates employment with ten or more years of service with Park and/or one of our subsidiaries may elect to receive his or her vested interest as early as age 55.
If an employee becomes totally and permanently disabled prior to his or her normal retirement date and retires after being determined to be disabled by the Compensation Committee for at least six months, he or she will receive a disability retirement benefit equal to his or her “accrued benefit” at disability reduced actuarially for payment preceding normal retirement.
In the event of a married employee’s death after the completion of five years of service, but prior to meeting the eligibility requirements for early retirement, the participant will be assumed to have terminated employment the day before his or her death, survived to his or her early retirement date, elected a joint and one-half survivor benefit, and passed away the following day. If an unmarried employee dies prior to the early retirement age, the survivor annuity will be 50% of the 10-year certain and life annuity payable to such employee if such employee had terminated employment one day prior to his or her death.
In the event of a married employee’s death after meeting the requirements for early retirement, his or her surviving spouse will receive one-half of the joint and one-half survivor benefit calculated on the day before his or her death. If an unmarried employee or unmarried “inactive” employee dies on or after the early retirement age, the survivor annuity will be computed as if he or she started receiving a 10‑year certain and life annuity on the day before his or her death.
For a vested terminated employee, death benefits are calculated the same as for active employees, but based on the employee’s accrued benefit at his or her termination date.
An eligible employee of Park and/or one of our subsidiaries may opt to receive his or her benefits pursuant to the following methods of settlement that are actuarially equivalent to the normal form of annuity:

•	a benefit to be paid during the employee’s lifetime with one-half of the benefit to be continued to be paid to the employee’s spouse for his or her lifetime after the employee’s death;

•	a benefit to be paid during the employee’s lifetime with three-fourths of the benefit to be continued to be paid to the employee’s spouse for his or her lifetime after the employee’s death;

•
a benefit to be paid during the employee’s lifetime with a percentage of the benefit or the same benefit to be continued to be paid to the employee’s spouse for his or her lifetime after the employee’s death;

•	a benefit payable in equal installments during the employee’s lifetime;

•	a benefit to be paid for 120 months certain and thereafter for life; or

•	an unlimited lump-sum settlement for retirees and a lump-sum settlement under $5,000 for vested employees who have not yet retained retirement age.
It is not possible for an employee’s years of service under the Park Pension Plan to exceed the employee’s actual years of service with Park and/or our subsidiaries.
Supplemental Executive Retirement Benefits
Each of Messrs. DeLawder and Trautman is entitled to receive additional benefits under the SERP arrangements generally to the degree his projected benefits from the Park Pension Plan and Park’s contributions under the Park KSOP and Social Security benefits are less than 40% of his projected annual compensation (salary and bonus) at age 62. Mr. Burt does not participate in any SERP arrangements.
Park or one of our subsidiaries purchased split dollar life insurance policies in order to fund the obligations under the SERP arrangements. Generally, these policies provide a benefit equal to the benefit a SERP participant would have been paid if the SERP participant had not died before age 84. Thus, the policies provide no additional benefit to Messrs. DeLawder and Trautman but help Park and our subsidiaries meet their commitments to them.
Executives with SERP arrangements forfeit their benefits if they terminate their employment with Park prior to age 62, strengthening the retention aspects of this program. However, an individual can receive a partial benefit if his or her termination is related to a substantial disability or a full benefit if there is a change in control of Park.
The SERP arrangements have demanding repayment and forfeiture provisions associated with them. Park can recoup SERP benefits that have already been paid if Park determines there was cause to terminate a SERP participant prior to the SERP participant receiving benefits. Moreover, a SERP participant would forfeit the right to future benefits in such a situation. In addition, SERP participants forfeit their rights to future benefits if they violate certain non-competition, non-solicitation of customers and non-solicitation of employees covenants during a period of 12 months following their separation from service with Park and our subsidiaries. As a result, while the SERP arrangements provide Messrs. DeLawder and Trautman with additional retirement benefits, they also offer important protections to Park, which the Compensation Committee sees as reasonable.
Pension Benefits for 2013
The following table shows the actuarial present value of each NEO’s accumulated benefit, including the number of years of service credited to each NEO, under each of the Park Pension Plan and, where applicable, the SERP (and each NEO’s SERP Agreement as in effect during the 2013 fiscal year), determined using interest rate and mortality rate assumptions consistent with those used in Park’s consolidated financial statements and summarized in Note 13 of the Notes to Consolidated Financial Statements beginning on page 68 of Park’s 2013 Annual Report.
Pension Benefits for 2013

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
C. Daniel DeLawder	Park Pension Plan (1) SERP	43 17	$ 1,118,736 $ 1,368,561	$0 $0
David L. Trautman	Park Pension Plan SERP	30 6	$ 406,680 $ 505,403	$0 $0
Brady T. Burt	Park Pension Plan	6	$ 48,934	$0
________________________
(1)    Mr. DeLawder is eligible for early retirement under the Park Pension Plan. The present value of his early retirement benefit was $1,130,854 at December 31, 2013. This value increased by $31,642 during the 2013 fiscal year.
Potential Payouts upon Termination of Employment or Change in Control
Supplemental Executive Retirement Benefits
The provisions of the SERP arrangements addressing the impact of a change of control and the subsequent termination of an individual covered thereby are described under the heading “Post-Employment Payments and Benefits - Pension and Supplemental Benefits - Supplemental Executive Retirement Benefits” beginning on page 60.
Other Potential Payouts
Regardless of the manner in which an NEO’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts would include:

•	the balance of the NEO’s account under the Park KSOP;

•	unused vacation pay; and

•
amounts accrued and vested under the Park Pension Plan paid in accordance with the terms of the Park Pension Plan, as discussed in more detail beginning on page 58 under the heading “Post-Employment Payments and Benefits - Pension and Supplemental Benefits - Park Pension Plan.”

If an NEO retires after reaching age 55, in addition to the items identified in the preceding paragraph, the NEO will be entitled to receive a lump-sum payment of the present value of the benefit to which he would have been entitled under the Park Pension Plan, as discussed in more detail beginning on page 58 under the heading “Post-Employment Payments and Benefits - Pension and Supplemental Benefits - Park Pension Plan.”
If an NEO retires after reaching age 62, in addition to the items identified in the preceding paragraphs, the NEO will receive:

•
if applicable, the supplemental executive retirement benefits discussed on page 60 under the heading “Post-Employment Payments and Benefits - Pension and Supplemental Benefits - Supplemental Executive Retirement Benefits”; and

•
continued coverage under the split-dollar life insurance policy maintained on his behalf by Park National Bank, as discussed in more detail beginning on page 46 under the heading “Compensation Discussion and Analysis - Elements of Compensation for 2013 - Other Benefits”.

In the event of the death or disability of an NEO, in addition to the benefits identified in the preceding paragraph(s), the NEO or his beneficiary, as appropriate, will receive:

•	benefits under Park’s disability insurance plan; and

•
his share of the proceeds under the split-dollar life insurance policy maintained on his behalf by Park National Bank, as discussed in more detail beginning on page 46 under the heading “Compensation Discussion and Analysis - Elements of Compensation for 2013 - Other Benefits”.

The following table summarizes payments which would have been made to Messrs. DeLawder, Trautman and Burt if a retirement or termination event had occurred on December 31, 2013. Actual amounts to be paid out can only be determined at the time of an NEO’s actual separation from service with Park.

	Voluntary Termination on 12/31/13	Early Retirement on 12/31/13	Normal Retirement on 12/31/13	Involuntary Not for Cause Termination on 12/31/13	For Cause Termination on 12/31/13	Disability on 12/31/13	Death on 12/31/13
C. Daniel DeLawder
Park KSOP	$1,544,841	$1,544,841	$1,544,841	$1,544,841	$1,544,841	$1,544,841	$1,544,841
Park Pension Plan (1)	$1,130,854	$1,130,854	$1,130,854	$1,130,854	$1,130,854	$1,130,854	$1,130,854
SERP - Life Insurance	$—	$—	$—	$—	$—	$—	$2,908,453
Split-Dollar Life Insurance	$—	$—	$—	$—	$—	$—	$1,911,980
Total	$2,675,695	$2,675,695	$2,675,695	$2,675,695	$2,675,695	$2,675,695	$7,496,128

David L. Trautman
Park KSOP	$869,477	(2)	$869,477	$869,477	$869,477	$869,477	$869,477
Park Pension Plan (1)	$406,680	(2)	$406,680	$406,680	$406,680	$406,680	$406,680
SERP - Life Insurance	$—	(2)	$—	$—	$—	$—	$1,342,000
Split-Dollar Life Insurance	$—	(2)	$—	$—	$—	$—	$1,270,880
Total	$1,276,157	(2)	$1,276,157	$1,276,157	$1,276,157	$1,276,157	$3,889,037

Brady T. Burt
Park KSOP	$357,592	(3)	$357,592	$357,592	$357,592	$357,592	$357,592
Park Pension Plan (1)	$48,934	(3)	$48,934	$48,934	$48,934	$48,934	$48,934
Split-Dollar Life Insurance	$—	(3)	$—	$—	$—	$—	$579,375
Total	$406,526	(3)	$406,526	$406,526	$406,526	$406,526	$985,901
________________________
(1)    Reflects the estimated lump-sum present value of the benefits to which the NEO would be entitled under the Park Pension Plan.
(2)    Since, as of December 31, 2013, Mr. Trautman had not reached age 55, he was not eligible for early retirement. However, if Mr. Trautman had retired on December 31, 2013, he would have been eligible to receive the same payments as those identified in the column captioned “Voluntary Termination on 12/31/13”.
(3)    Since, as of December 31, 2013, Mr. Burt had not reached age 55, he was not eligible for early retirement. However, if Mr. Burt had retired on December 31, 2013, he would have been eligible to receive the same payments as those identified in the column captioned “Voluntary Termination on 12/31/13”.
EQUITY COMPENSATION PLAN INFORMATION
As of December 31, 2013, Park had one compensation plan under which common shares of Park are authorized for issuance to directors, officers or employees of Park and Park’s subsidiaries in exchange for consideration in the form of goods or services - the 2013 LTIP. In addition, Park maintains the Park KSOP, which is intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code. The 2013 LTIP was approved by Park’s shareholders.

The following table shows the number of common shares remaining available for future issuance under the 2013 LTIP at December 31, 2013.

Plan category	(a) Number of common shares to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of common shares remaining available for future issuance under equity compensation plans (excluding common shares reflected in column (a)
Equity compensation plans approved by shareholders	—	—	589,450 (1)
Equity compensation plans not approved by shareholders	—	—	—
Total	—	—	589,450 (1)
________________________
(1)    Includes 589,450 common shares remaining available for future issuance under the 2013 LTIP.
DIRECTOR COMPENSATION
Park uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors. To align the interests of Park’s directors and shareholders, Park’s Regulations require that all directors of Park be shareholders. Park does not have a requirement which addresses the number of common shares that need to be retained by directors.
The Compensation Committee annually reviews, with the assistance of Pay Governance, certain market information provided by Pay Governance concerning compensation (both cash and non-cash) paid to directors. Based on such information (which showed that the compensation paid by Park to its directors was modest when compared to that paid by peer companies to their directors), the fact that the compensation paid to Park’s directors had not changed for six years and consideration of the increased time commitment required of and responsibilities assumed by directors in their service on the Board of Directors and on Board committees, at its January 16, 2013 meeting, the Compensation Committee adopted recommendations for consideration by the full Board with respect to changes in directors’ compensation for the 2013 fiscal year. Following consideration of such recommendations, at its January 28, 2013 meeting, the full Board of Directors set the compensation payable to the directors for the 2013 fiscal year, which is described below.
Annual Retainers and Meeting Fees
Annual Retainers Payable in Common Shares
From 2004 to 2012, each director of Park who was not an employee of Park or one of our subsidiaries (a “non-employee director”) received, on the date of the regular meeting of the Park Board of Directors held during the fourth fiscal quarter, an annual retainer in the form of common shares awarded under the Park National Corporation Stock Plan for Non‑Employee Directors of Park National

Corporation and Subsidiaries (the “Directors’ Stock Plan”). After the 2013 LTIP was approved by Park’s shareholders on April 22, 2013, the Directors’ Stock Plan was terminated and the annual retainer in the form of common shares is to be awarded under the 2013 LTIP. The number of common shares awarded as the annual retainer for the 2013 fiscal year was 200 common shares. These common shares were delivered on the date of the regular meeting of the Park Board of Directors held during the fourth quarter of the 2013 fiscal year.
Each non-employee director of Park also serves on the board of directors of either Park National Bank or one of the divisions of Park National Bank, and from 2004 to 2012, received, on the date of the regular meeting of the Park Board of Directors held during the fourth fiscal quarter, an annual retainer in the form of 60 common shares of Park awarded under the Directors’ Stock Plan. After the 2013 LTIP was approved by Park’s shareholders on April 22, 2013, the full Board of Directors of Park determined that the number of common shares to be awarded in the form of annual retainers for the 2013 fiscal year was to be: (a) 150 common shares for members of the board of directors of Park National Bank; and (b) 100 common shares for members of the board of directors of a division of Park National Bank. These common shares were delivered on the date of the regular meeting of the Park Board of Directors held during the fourth quarter of the 2013 fiscal year.
Cash Compensation
The following table sets forth the cash compensation paid by Park to Park’s non-employee directors for the 2013 fiscal year, starting April 22, 2013, and to be paid by Park to Park’s non-employee directors for the 2014 fiscal year:

Meeting Fees:
Each meeting of Board of Directors attended (1)	$1,200
Each meeting of Executive Committee attended	$900
Each meeting of Audit Committee attended	$900
Each meeting of each other Board Committee attended	$600
Annual Retainers(2):
Annual Retainer for Committee Chairs:
Audit Committee	$7,500
Nominating Committee	$5,000
Compensation Committee	$5,000
Risk Committee	$5,000
Annual Retainer for Other Committee Members:
Executive Committee	$5,000
Audit Committee	$5,000
Risk Committee	$2,500
Compensation Committee	$2,500
Investment Committee	$2,500
Nominating Committee	$2,500
Lead Director Additional Annual Retainer	$15,000

_____________________
(1)    If the date of a meeting of the full Board of Directors is changed from that provided for by resolution of the Board and a Park non-employee director is not able to attend the rescheduled meeting, he or she receives the meeting fee as though he or she attended the meeting.
(2)    Annual retainers are pro‑rated based upon a director’s period of service on a Board Committee and/or as a Board Committee Chair during the year.
Each non-employee director of Park also serves on the board of directors of either Park National Bank or one of the divisions of Park National Bank and, in some cases, receives a specified amount of cash for such service as well as fees for attendance at meetings of the board of directors of Park National Bank or the applicable division of Park National Bank (and committees of the respective boards).
In addition to the annual retainers and meeting fees discussed above, non-employee directors also receive reimbursement of all reasonable travel and other expenses of attending board and committee meetings.
C. Daniel DeLawder, Harry O. Egger and David L. Trautman receive no compensation for: (i) serving as a member of the Board of Directors of Park; (ii) serving as a member of the board of directors of Park National Bank or one of its divisions; or (iii) serving as a member of any committee of the respective boards. During the 2013 fiscal year and until January 31, 2014, William T. McConnell received no compensation for: (i) serving as a member of the Boards of Directors of Park and Park National Bank; or (ii) serving as a member of any committee of the respective Boards of Directors. Since February 1, 2014, Mr. McConnell has been treated as a non-employee director of Park and is to receive the same compensation as other non-employee directors as described above.
Split-Dollar Life Insurance Policies
Effective as of December 28, 2007, Donna M. Alvarado, Maureen Buchwald, F. William Englefield IV, Dr. Charles W. Noble, Sr., John J. O’Neill, Robert E. O’Neill, Rick R. Taylor and Leon Zazworsky entered into split-dollar agreements (the “Split‑Dollar Agreements”) which amended and restated the split-dollar agreements to which they had been parties. The Split‑Dollar Agreements are intended to comply with the requirements of Section 409A of the Internal Revenue Code.
Under the terms of each Split-Dollar Agreement, Park National Bank owns the life insurance policy to which the Split-Dollar Agreement relates. Each individual party to a Split-Dollar Agreement has the right to designate the beneficiary(ies) to whom a portion of the death proceeds of the policy are to be paid in accordance with the terms of the Split-Dollar Agreement. Upon the death of the individual, his or her beneficiary(ies) will be entitled to an amount equal to the lesser of (i) $100,000 or (ii) 100% of the difference between the total death proceeds under the policy and the cash surrender value of the policy (such difference being referred to as the “Net at Risk Amount”). In no event will the amount payable to an individual’s beneficiary(ies) exceed the Net at Risk Amount in the policy as of the date of the individual’s death. Park National Bank will be entitled to any death proceeds payable under the policy remaining after payment to the individual’s beneficiary(ies).
Park National Bank maintains split-dollar life insurance policies on behalf of C. Daniel DeLawder, William T. McConnell and David L. Trautman, in their respective capacities as executive officers (and, in the case of Mr. McConnell, a former executive officer) of Park National Bank. Park National Bank will receive proceeds under each policy in an amount equal to the premiums paid up to the date of death plus earnings accrued in respect of the policy since the inception of the policy. Each of Messrs. DeLawder, McConnell and Trautman has the right to designate the beneficiary to whom his share of the proceeds under the policy (approximately two times his highest annual total compensation during his employment with Park National Bank) is to be paid. Each policy remains in effect following the covered individual’s retirement as long as the covered individual is fully vested in the Park Pension Plan, has reached age 62, has not been employed by another financial services firm and was not terminated for cause. If Mr. DeLawder’s share of the proceeds under his policy were computed as of December 31, 2013, his share would have been $1,911,980. If Mr. McConnell’s share of the proceeds under his policy were computed as of December 31, 2013, his share would have been $1,455,000. If Mr. Trautman’s share of the proceeds under his policy were computed as of December 31, 2013, his share would have been $1,270,880.
Park National Bank maintains a split-dollar life insurance policy on behalf of Mr. Egger, in his capacity as a former executive officer of the Security National Bank Division. Park National Bank will receive proceeds under the policy in an amount equal to the premiums paid up to the date of death plus earnings accrued in respect of the policy since the inception of the policy. Mr. Egger has the right to designate the beneficiary to whom his share of the proceeds under the policy (approximately three and one-half times his highest annual total compensation during his employment with the Security National Bank Division or $1,597,341) is to be paid. Mr. Egger’s policy remained in effect following his retirement as an executive officer of the Security National Bank Division on March 31, 2003.
Change in Control Payments
None of the directors is entitled to payment of any benefits upon a change in control of Park.
Other Compensation
C. Daniel DeLawder and David L. Trautman
C. Daniel DeLawder and David L. Trautman currently serve as executive officers of Park and of Park National Bank. Please see the discussion of their compensation as executive officers under the heading “EXECUTIVE COMPENSATION” beginning on page 38.
William T. McConnell
William T. McConnell was employed by Park National Bank in a non-executive officer capacity during the 2013 fiscal year and until January 31, 2014, and, in such capacity, he received the amount of $33,000 for his services during the 2013 fiscal year. While an employee of Park National Bank, Mr. McConnell was eligible to participate in the employee benefit programs maintained by Park and Park National Bank (and its divisions), including medical, dental and disability insurance plans and the Park KSOP, on the same terms as all other employees of Park and Park National Bank (and its divisions). Effective February 1, 2014, Mr. McConnell became a non-employee director of Park and will receive the same compensation as other non-employee directors of Park.
Harry O. Egger
Harry O. Egger is employed by the Security National Bank Division in a non-executive officer capacity. In such capacity, he received the amount of $33,000 during the 2013 fiscal year. Mr. Egger is eligible to participate in the employee benefit programs maintained by Park and Park National Bank (and its divisions), including medical, dental and disability insurance plans, on the same terms as all other employees of Park and Park National Bank (and its divisions). Although Mr. Egger is also eligible to participate in the Park KSOP, he made no elective deferral contributions during the 2013 fiscal year.

Since March 31, 2003, Mr. Egger has received and will continue to receive a monthly pension benefit under the Park Pension Plan of $6,318.83. In addition, under the provisions of his employment agreement with Security National Bank Division (the term of which ended March 31, 2003), Mr. Egger receives an annual supplemental retirement benefit in the amount of $153,320, which he will be paid for the remainder of his life.
Director Compensation for 2013
The following table summarizes the compensation paid by Park to each individual who served as a non-executive officer director of Park at any time during the 2013 fiscal year for service on the Board of Directors of Park and the board of directors of Park National Bank or a division of Park National Bank. Dollar amounts have been rounded up to the nearest whole dollar.
Director Compensation for 2013

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Donna M. Alvarado	$40,425	$28,179	$0		$389	(3)	$68,993
Maureen Buchwald	$25,600	$24,153	$0		$6,674	(3)	$56,427
Harry O. Egger	$0	$0	$9,488	(4)	$42,488	(5)	$51,976
F. William Englefield IV	$44,700	$28,179	$0		$218	(3)	$73,097
Stephen J. Kambeitz	$31,150	$28,179	$0		$0		$59,329
William T. McConnell	$0	$0	$0		$55,346	(6)	$55,346
Timothy S. McLain	$30,750	$24,153	$0		$0		$54,903
Dr. Charles W. Noble, Sr.	$22,200	$28,179	$0		$1,631	(3)	$52,010
John J. O’Neill	$33,750	$28,179	$0		$18,644	(3)	$80,573
Robert E. O’Neill	$27,675	$28,179	$0		$165	(3)	$56,019
Rick R. Taylor	$19,950	$24,153	$0		$440	(3)	$44,543
Sarah Reese Wallace (7)	$14,800	$0	$0		$0		$14,800
Leon Zazworsky	$73,650	$28,179	$0		$389	(3)	$102,218
________________________
(1)    C. Daniel DeLawder, who served as Park’s Chairman of the Board and Chief Executive Officer throughout the 2013 fiscal year, and David L. Trautman, who served as Park’s President and Secretary throughout the 2013 fiscal year, are not included in this table as they are executive officers of Park and Park National Bank and thus receive no compensation for their services as directors. The compensation received by Messrs. DeLawder and Trautman as executive officers of Park and Park National Bank is shown in the “Summary Compensation Table for 2013” beginning on page 53.
(2)    Represents the closing price of Park’s common shares on NYSE MKT on October 28, 2013 ($80.51) times the number of common shares granted on that date in the form of an annual retainer under the 2013 LTIP. This amount also represents the grant date fair value of the common shares awarded computed in accordance with FASB ASC Topic 718. The following individuals received an aggregate of 350 common shares of Park as an annual retainer: Donna M. Alvarado; F. William Englefield IV; Stephen J. Kambeitz; Timothy S. McLain; Dr. Charles W. Noble, Sr.; John J. O’Neill; Robert E. O’Neill; and Leon Zazworsky. Maureen Buchwald; Timothy S. McLain; and Rick R. Taylor received an aggregate of 300 common shares as an annual retainer.
(3)    Reflects the amount of premium deemed to have been paid on behalf of the named individual under the split-dollar life insurance policy maintained on his or her behalf.
(4)    During the 2013 fiscal year, earnings in the amount of $9,488 were accrued in respect of the cumulative amount which has been deferred for Mr. Egger’s account under the Security National Bank and Trust Co. Second Amended and Restated 1988 Deferred Compensation Plan (the “Security Deferred Compensation Plan”). The proceeds of Mr. Egger’s deferred compensation account will be distributed to him in cash upon the termination of his service on the Board of Directors of the Security National Bank Division. As of December 31, 2013, the cumulative amount accrued for Mr. Egger’s account under the Security Deferred Compensation Plan was $829,212.
The aggregate change in the actuarial present value of Mr. Egger’s accumulated benefits under the Park Pension Plan and the terms of his employment agreement providing for an annual supplemental retirement benefit, determined using interest rate and mortality rate assumptions consistent with those in Park’s consolidated financial statements, decreased by $204,774 during the 2013 fiscal year. During the 2013 fiscal year, Mr. Egger received pension benefits under the Park Pension Plan in the aggregate amount of $75,826 and a supplemental retirement benefit under the terms of his employment agreement in the amount of $153,320, which amounts are not included in the amounts shown in this table since these benefits were earned in his capacity as an employee of the Security National Bank Division.
(5)    Represents the sum of: (i) $9,488, reflecting the amount of premium deemed to have been paid on behalf of Mr. Egger under the split-dollar life insurance policy maintained on his behalf by the Security National Bank Division; and (ii) $33,000, reflecting the amount he received in his capacity as a non-executive officer employee of the Security National Bank Division during the 2013 fiscal year.
(6)    Represents the sum of: (i) $15,714, reflecting the amount of premium deemed to have been paid on behalf of Mr. McConnell under the split-dollar life insurance policy maintained on his behalf by Park National Bank; (ii) $4,569, reflecting the amount of premium deemed to have been paid on behalf of Mr. McConnell under the split-dollar life insurance policy which funds his account under the SERP (and his SERP Agreement); (iii) $33,000, reflecting the amount he received in his capacity as a non-executive officer employee of Park National Bank during the 2013 fiscal year; and (iv) $2,063, representing the contribution to the Park KSOP on Mr. McConnell’s behalf to match his 2013 pre-tax elective deferral contributions. During the 2013 fiscal year, Mr. McConnell received an annual targeted benefit under his SERP Agreement of $53,200, which amount is not included in the amounts shown in this table since this benefit was earned in his capacity as executive officer and employee of Park and Park National Bank prior to reaching age 62.
(7)    Ms. Wallace resigned as a director of Park and Park National Bank on July 29, 2013.
RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 3)
Crowe Horwath LLP, together with its predecessor Crowe Chizek and Company LLC (“Crowe Horwath”), has served as Park’s independent registered public accounting firm since March 15, 2006.

Crowe Horwath audited Park’s consolidated financial statements as of and for the fiscal year ended December 31, 2013 and the effectiveness of Park’s internal control over financial reporting as of December 31, 2013. Representatives of Crowe Horwath are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The appointment of Park’s independent registered public accounting firm is made annually by the Audit Committee. Park has determined to submit the appointment of the independent registered public accounting firm to the shareholders for ratification because of such firm’s role in reviewing the quality and integrity of Park’s consolidated financial statements and internal control over financial reporting. Before appointing Crowe Horwath, the Audit Committee carefully considered that firm’s qualifications as the independent registered public accounting firm for Park and the audit scope.
Recommendation and Vote Required
THE AUDIT COMMITTEE AND YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF PARK VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH.
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of Crowe Horwath as Park’s independent registered public accounting firm for the 2014 fiscal year. The effect of an abstention is the same as a vote “AGAINST”. Even if the appointment of Crowe Horwath is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of Crowe Horwath and to engage another firm if the Audit Committee determines such action is necessary or desirable. If the appointment of Crowe Horwath is not ratified, the Audit Committee will reconsider (but may decide to maintain) the appointment.
AUDIT COMMITTEE MATTERS
Report of the Audit Committee for the Fiscal Year Ended December 31, 2013
Role of the Audit Committee, Independent Registered Public Accounting Firm and
Management
The Audit Committee consists of six directors, each of whom qualifies as an independent director under the applicable NYSE MKT Rules and SEC Rule 10A‑3. The Audit Committee operates under the Audit Committee Charter adopted by Park’s Board of Directors. The Audit Committee is responsible for assisting the Board of Directors in the oversight of the accounting and financial reporting processes of Park and Park’s subsidiaries. In particular, the Audit Committee assists the Board of Directors in overseeing: (i) the integrity of Park’s consolidated financial statements and the effectiveness of Park’s internal control over financial reporting; (ii) the legal compliance and ethics programs established by Park’s management and the Board of Directors; (iii) the qualifications and independence of Park’s independent registered public accounting firm; (iv) the performance of Park’s independent registered public accounting firm and Park’s Internal Audit Department; and (v) the annual independent audit of Park’s consolidated financial statements. The Audit Committee is responsible for the appointment, compensation and oversight of the work of Park’s independent registered public accounting firm. Crowe Horwath was appointed to serve as Park’s independent registered public accounting firm for the 2013 fiscal year.

During the 2013 fiscal year, the Audit Committee met nine times, and the Audit Committee discussed the interim financial and other information contained in each quarterly earnings announcement and periodic filings with the SEC with Park’s management and Crowe Horwath prior to public release.
Park’s management has the primary responsibility for the preparation, presentation and integrity of Park’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by Park and Park’s subsidiaries and for the accounting and financial reporting processes, including the establishment and maintenance of adequate systems of disclosure controls and procedures and internal control over financial reporting. Management also has the responsibility for the preparation of an annual report on management’s assessment of the effectiveness of Park’s internal control over financial reporting. Park’s independent registered public accounting firm is responsible for performing an audit of Park’s annual consolidated financial statements and Park’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing its report thereon based on such audit and for reviewing Park’s unaudited interim consolidated financial statements. The Audit Committee’s responsibility is to provide independent, objective oversight of these processes.
In discharging its oversight responsibilities, the Audit Committee regularly met with Park’s management, Crowe Horwath and Park’s internal auditors throughout the year. The Audit Committee often met with each of these groups in executive session. Throughout the relevant period, the Audit Committee had full access to management as well as to Crowe Horwath and Park’s internal auditors. To fulfill its responsibilities, the Audit Committee did, among other things, the following:

•	reviewed the work performed by Park’s Internal Audit Department;

•
monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and other applicable regulatory requirements, reviewed a report from management and Park’s Internal Audit Department regarding the design, operation and effectiveness of internal control over financial reporting, and reviewed an audit report from Crowe Horwath regarding Park’s internal control over financial reporting;

•
reviewed the audit plan and scope of the audit with Crowe Horwath and discussed with Crowe Horwath the matters required to be discussed by auditing standards generally accepted in the United States, including those described in PCAOB Auditing Standard No. 16;

•	reviewed and discussed with management and Crowe Horwath the consolidated financial statements of Park for the 2013 fiscal year;

•
reviewed management’s representations that those consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and fairly present the consolidated results of operations and financial position of Park and Park’s subsidiaries;

•
received the written disclosures and the letter from Crowe Horwath required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe Horwath’s communications with the Audit Committee concerning independence, and discussed with Crowe Horwath that firm’s independence;

•
reviewed all audit and non-audit services performed for Park and Park’s subsidiaries by Crowe Horwath and considered whether the provision of non-audit services was compatible with maintaining that firm’s independence from Park and Park’s subsidiaries; and

•	discussed with management and Park’s Internal Audit Department Park’s systems to monitor and manage business risk, and Park’s legal and ethical compliance programs.
Management’s Representations and Audit Committee Recommendation

Park’s management has represented to the Audit Committee that Park’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2013, were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed those audited consolidated financial statements with management and Crowe Horwath.
Based on the Audit Committee’s discussions with Park’s management and Crowe Horwath and the Audit Committee’s review of the report of Crowe Horwath to the Audit Committee, the Audit Committee recommended to the full Board of Directors that Park’s audited consolidated financial statements be included in Park’s 2013 Annual Report and incorporated therefrom into Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

Submitted by the members of the Audit Committee:

Stephen J. Kambeitz (Chair)    Timothy S. McLain
Donna M. Alvarado        Dr. Charles W. Noble, Sr.
Maureen Buchwald        Robert E. O’Neill

Pre-Approval of Services Performed by Independent Registered Public Accounting Firm
Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm employed by Park in order to ensure that those services do not impair that firm’s independence from Park. The SEC rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.
Consistent with the SEC rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by Park’s independent registered public accounting firm to Park or any of Park’s subsidiaries. The Audit Committee may delegate pre‑approval authority to a member of the Audit Committee and, if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.
All requests or applications for services to be provided by the independent registered public accounting firm must be submitted to the Audit Committee by both the independent registered public accounting firm and Park’s Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC rules governing the independence of the independent registered public accounting firm.
Fees of Independent Registered Public Accounting Firm
Audit Fees
The aggregate audit fees billed by Crowe Horwath for the 2013 fiscal year and the 2012 fiscal year were approximately $548,500 and $588,000, respectively. These amounts include fees for professional services rendered by Crowe Horwath in connection with the audit of Park’s consolidated financial statements and internal control over financial reporting and reviews of the consolidated financial statements included in Park’s Quarterly Reports on Form 10‑Q. Included in the amount for 2012 is $71,000 related to incremental audit procedures performed as a result of Park’s restatement of its audited consolidated financial statements for the 2010 fiscal year and its unaudited consolidated condensed financial statements for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011.
Audit-Related Fees
The aggregate fees for audit-related services rendered by Crowe Horwath for the 2013 fiscal year were approximately $54,950. This amount includes fees associated with the issuance of a consent in connection with one Registration Statement on Form S-8 filed by Park, fees for audits of the Park Pension Plan and the Park KSOP for the 2013 fiscal year and fees for audits of escrow accounts maintained by the title agency subsidiary of Park.
The aggregate fees for audit-related services rendered by Crowe Horwath for the 2012 fiscal year were approximately $50,800. This amount includes fees associated with the issuance of consents in connection with two Registration Statements on Form S-3 filed by Park, fees related to accounting services provided in connection with the sale of the Vision Bank business, fees for audits of the Park Pension Plan and the Park KSOP for the 2012 fiscal year and fees for audits of escrow accounts maintained by the title agency subsidiary of Park.
Tax Fees
The aggregate fees for tax services rendered by Crowe Horwath for the 2013 fiscal year and the 2012 fiscal year were approximately $66,650 and $72,610, respectively, and primarily pertain to the preparation of federal and state tax returns for Park and Park’s subsidiary banks in each year.
All Other Fees
For the 2013 fiscal year, no fees other than those discussed above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” were paid to Crowe Horwath.
For the 2012 fiscal year, the fees pertaining to other services rendered by Crowe Horwath totaled approximately $5,065 and related to other miscellaneous services rendered.
All of the services rendered to Park and Park’s subsidiaries by Crowe Horwath for the 2013 fiscal year and the 2012 fiscal year had been pre-approved by the Audit Committee.
SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING
Proposals by shareholders intended to be presented at the 2015 Annual Meeting of Shareholders must be received by the Secretary of Park no later than November 10, 2014, to be eligible for inclusion in Park’s proxy, notice of meeting, proxy statement and Notice of Internet Availability of Proxy Materials relating to the 2015 Annual Meeting. Park will not be required to include in its proxy, notice of meeting, proxy statement or Notice of Internet Availability of Proxy Materials, a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by the applicable SEC rules.
The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board of Directors. If a shareholder intends to present a proposal at the 2015 Annual Meeting of Shareholders without inclusion of that proposal in Park’s proxy materials and written notice of the proposal is not received by the Secretary of Park by January 24, 2015, or if Park meets other requirements of the applicable SEC rules, the proxies solicited by the Board of Directors for use at the 2015 Annual Meeting will confer discretionary authority to vote on the proposal should it then be raised at the 2015 Annual Meeting.
In each case, written notice must be given to Park’s Secretary, whose name and address are:
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer
Park National Corporation
50 North Third Street
Post Office Box 3500
Newark, Ohio 43058-3500
Shareholders desiring to nominate candidates for election as directors at the 2015 Annual Meeting must follow the procedures described under the heading “Nominating Procedures” beginning on page 20.
FUTURE ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

Registered shareholders can reduce the costs incurred by Park in mailing proxy materials by consenting to receive all future proxy statements, proxy cards, annual reports to shareholders and Notices of Internet Availability of Proxy Materials electronically via electronic mail or the Internet. To register for electronic delivery of future proxy materials, log onto www.parknationalcorp.com and follow the instructions for “Electronic Delivery of Proxy Materials.” You will be responsible for any fees or charges you would typically pay for access to the Internet.
OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no matter that will be presented for action by the shareholders at the Annual Meeting other than those matters discussed in this proxy statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.
It is important that your proxy card be completed, signed, dated and returned promptly. If you do not expect to attend the Annual Meeting in person, please complete, sign, date and return your proxy card in the postage-prepaid envelope provided as promptly as possible. Alternatively, refer to the instructions on the proxy card, or in the e-mail sent to you if you registered for electronic delivery of the proxy materials for the Annual Meeting, for details about transmitting your voting instructions via the Internet or by telephone.

By Order of the Board of Directors,

March 10, 2014	BRADY T. BURT Chief Financial Officer, Secretary and Treasurer

FINANCIAL SERVICES HOLDING COMPANIES INCLUDED IN
$3 BILLION TO $10 BILLION PEER GROUP

Financial Services Holding Company Name	Home Office Location
1st Source Corporation	South Bend, IN
Amarillo National Bancorp, Inc.	Amarillo, TX
Ameris Bancorp	Moultrie, GA
Banc of California, Inc.	Irvine, CA
BancFirst Corporation	Oklahoma City, OK
The Bancorp, Inc	Wilmington, DE
Bangor Bancorp, MHC	Bangor, ME
Bank Leumi Le-Israel Corporation	New York, NY
Bank of the Ozarks, Inc.	Little Rock, AR
Banner Corporation	Walla Walla, WA
BBCN Bancorp, Inc.	Los Angeles, CA
Beal Financial Corporation	Plano, TX
Beneficial SB MHC	Philadelphia, PA
Berkshire Hills Bancorp, Inc.	Pittsfield, MA
Bessemer Group Inc.	New York, NY
BNC Bancorp	High Point, NC
BofI Holding, Inc.	San Diego, CA
Bond Street Holdings, Inc.	Weston, FL
Boston Private Financial Holdings, Inc.	Boston, MA
Bremer Financial Corporation	St. Paul, MN
Brookline Bancorp, Inc.	Boston, MA
BTC Financial Corp.	Des Moines, IA
Cadence Bancorp, LLC	Houston, TX
Capital Bank Financial Corp.	Coral Gables, FL
Capitol Federal Financial, Inc	Topeka, KS
Central Bancompany, Inc.	Jefferson City, MO
Central Pacific Financial Corp.	Honolulu, HI
Century Bancorp, Inc.	Medford, MA
Chemical Financial Corporation	Midland, MI
City Holding Company	Charleston, WV
CM Florida Holdings, Inc.	Coral Gables, FL
Columbia Bank MHC	Fair Lawn, NJ
Columbia Banking System, Inc.	Tacoma, WA
Community Bank System, Inc.	De Witt, NY
Community Trust Bancorp, Inc.	Pikeville, KY
Community Trust Financial Corporation	Ruston, LA
Customers Bancorp, Inc.	Wyomissing, PA
CVB Financial Corp.	Ontario, CA
Dime Community Bancshares, Inc.	Brooklyn, NY
Discount Bancorp, Inc.	New York, NY
Doral Financial Corporation	San Juan, PR
Eagle Bancorp, Inc.	Bethesda, MD
Eastern Bank Corporation	Boston, MA

Financial Services Holding Company Name	Home Office Location
Enterprise Financial Services Corp	Clayton, MO
First American Bank Corporation	Elk Grove Village, IL
First American Financial Corporation	Santa Ana, CA
First Bancorp	Southern Pines, NC
First Banks, Inc.	Clayton, MO
First Busey Corporation	Champaign, IL
First Citizens Bancorporation, Inc.	Columbia, SC
First Commonwealth Financial Corporation	Indiana, PA
First Financial Bancorp.	Cincinnati, OH
First Financial Bankshares, Inc.	Abilene, TX
First Financial Corporation	Terre Haute, IN
First Financial Holdings, Inc.	Columbia, SC
First Interstate BancSystem, Inc.	Billings, MT
First Merchants Corporation	Muncie, IN
First Midwest Bancorp, Inc.	Itasca, IL
First NBC Bank Holding Company	New Orleans, LA
First Security Bancorp	Searcy, AR
Flagstar Bancorp, Inc.	Troy, MI
Flushing Financial Corporation	Lake Success, NY
Glacier Bancorp, Inc.	Kalispell, MT
Great Southern Bancorp, Inc.	Springfield, MO
Hanmi Financial Corporation	Los Angeles, CA
Heartland Financial USA, Inc.	Dubuque, IA
Hilltop Holdings Inc.	Dallas, TX
Home BancShares, Inc.	Conway, AR
HomeStreet, Inc.	Seattle, WA
Independent Bank Corp.	Rockland, MA
INTRUST Financial Corporation	Wichita, KS
Johnson Financial Group, Inc.	Racine, WI
Kearny MHC	Fairfield, NJ
Lakeland Bancorp, Inc.	Oak Ridge, NJ
Lakeland Financial Corporation	Warsaw, IN
Luther Burbank Corp.	Santa Rosa, CA
MB Financial, Inc.	Chicago, IL
Mercantil Commercebank Holding Corporation	Coral Gables, FL
Midamerica Financial Corporation	Des Moines, IA
Middlesex Bancorp, MHC	Natick, MA
Midland Financial Co.	Oklahoma City, OK
National Americas Holdings LLC	New York, NY
National Bank Holdings Corporation	Greenwood Village, CO
National Penn Bancshares, Inc.	Boyertown, PA
NBT Bancorp Inc.	Norwich, NY
New York Private Bank & Trust Corporation	New York, NY
Northwest Bancshares, Inc.	Warren, PA
Ocean Bankshares, Inc.	Miami, FL
OFG Bancorp	San Juan, PR

Financial Services Holding Company Name	Home Office Location
Old National Bancorp	Evansville, IN
PacWest Bancorp	Los Angeles, CA
Park National Corporation	Newark, OH
Pinnacle Bancorp Inc.	Central City, NE
Pinnacle Financial Partners, Inc.	Nashville, TN
Provident Financial Services, Inc.	Jersey City, NJ
Renasant Corporation	Tupelo, MS
Republic Bancorp, Inc.	Louisville, KY
S&T Bancorp, Inc.	Indiana, PA
Salem Five Bancorp	Salem, MA
Sandy Spring Bancorp, Inc.	Olney, MD
Santander BanCorp	Guaynabo, PR
ServisFirst Bancshares, Inc.	Birmingham, AL
Simmons First National Corporation	Pine Bluff, AR
SKBHC Holdings LLC	Seattle, WA
SNBNY Holdings Limited	New York, NY
Southside Bancshares, Inc.	Tyler, TX
Sterling Bancorp	Montebello, NY
Stifel Financial Corp.	Saint Louis, MO
Sun Bancorp, Inc.	Vineland, NJ
SWS Group, Inc.	Dallas, TX
Talmer Bancorp, Inc.	Troy, MI
Taylor Capital Group, Inc.	Rosemont, IL
Tompkins Financial Corporation	Ithaca, NY
TrustCo Bank Corp NY	Glenville, NY
Union First Market Bankshares Corporation	Richmond, VA
United Bankshares, Inc.	Charleston, WV
United Community Banks, Inc.	Blairsville, GA
Valley View Bancshares, Inc.	Overland Park, KS
ViewPoint Financial Group, Inc	Plano, TX
W.T.B. Financial Corporation	Spokane, WA
Washington Trust Bancorp, Inc.	Westerly, RI
WEDBUSH, Inc.	Los Angeles, CA
WesBanco, Inc.	Wheeling, WV
Westamerica Bancorporation	San Rafael, CA
Western Alliance Bancorporation	Phoenix, AZ
Wilshire Bancorp, Inc.	Los Angeles, CA
Woodforest Financial Group, Inc.	The Woodlands, TX
WSFS Financial Corporation	Wilmington, DE

PARK NATIONAL CORPORATION
50 NORTH THIRD STREET
NEWARK, OH 43055
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Saving Time, on April 27, 2014.
Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Park National Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports and Notices of Internet Availability of Proxy Materials, as applicable, electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 p.m., Eastern Daylight Saving Time, on April 27, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M67183-P47542      KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.      DETACH AND RETURN THIS PORTION ONLY

PARK NATIONAL CORPORATION
The Board of Directors recommends you vote "FOR" the Board of Directors' nominees in Item 1 and "FOR" each of the proposals in Items 2 and 3:
			For	Against	Abstain
1.	Election of four directors, each to serve until the 2017 Annual Meeting of Shareholders:
	1a. C. Daniel DeLawder		❒	❒	❒
	1b. Harry O. Egger		❒	❒	❒
	1c. Stephen J. Kambeitz		❒	❒	❒
	1d. Robert E. O'Neill		❒	❒	❒
2.	Advisory resolution to approve the compensation of the Company's named executive officers.		❒	❒	❒
3.	Ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.		❒	❒	❒

The undersigned shareholder(s) authorize the individuals designated to vote this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters
(none known by the Company at the time of solicitation of this proxy) as may properly come before the Annual Meeting.

Please sign exactly as your name appears hereon. The signer hereby revokes all prior proxies given by the signer to vote at the Annual Meeting. Please fill in, sign, date and return this proxy card in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title as such. If shareholder is a corporation, please sign the full corporate name by an authorized officer. If shareholder is a partnership or other entity, an authorized person must sign the entity’s name. Joint owners must each sign individually.

	Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of
Park National Corporation to be held on Monday, April 28, 2014: Park National Corporation's Notice of the 2014
Annual Meeting of Shareholders, Proxy Statement and 2013 Annual Report are available at www.proxyvote.com.

PARK NATIONAL CORPORATION
Proxy for Annual Meeting of Shareholders
April 28, 2014 at 2:00 p.m., Eastern Daylight Saving Time
This Proxy is solicited on behalf of the Board of Directors

The holder(s) of common shares of Park National Corporation (the "Company") hereby appoint(s) F. William Englefield IV and Leon Zazworsky, and each of them, with power to act without the other and with power of substitution, the proxies of the shareholder(s) and hereby authorize(s) them to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio 43055, on Monday, April 28, 2014, at 2:00 p.m., Eastern Daylight Saving Time, and to vote all of the common shares which the shareholder(s) is/are entitled to vote at such Annual Meeting. Where a choice is indicated, the common shares represented by this proxy card, when properly executed and returned, will be voted or not voted as specified. If no choice is indicated, the common shares represented by this proxy card will be voted, to the extent permitted by applicable law, "FOR" the election of the nominees listed in Item 1 as directors of the Company and "FOR" each of the proposals in Items 2 and 3. If any other matters are properly brought before the Annual Meeting, or if a nominee for election as a director named in the Proxy Statement who would have otherwise received the required number of votes is unable to serve or for good cause will not serve, the common shares represented by this proxy card will be voted in the discretion of the individuals designated to vote the common shares represented by this proxy card, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors of the Company may recommend.

If common shares are allocated to the account of a shareholder under the Park National Corporation Employees' Stock Ownership Plan (the "KSOP"), then the shareholder hereby directs the Trustee of the KSOP to vote all of the common shares of the Company allocated to such account under the KSOP in accordance with the instructions given herein, at the Company's Annual Meeting, on the matters set forth on the reverse side. If no instructions are given, the common shares allocated to the shareholder's account under the KSOP will be voted by the Trustee of the KSOP pro rata in accordance with the instructions received from other participants in the KSOP who have voted.

The shareholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement for the April 28, 2014 Annual Meeting, as well as the Company's 2013 Annual Report.

Continued and to be signed and dated on reverse side